                                                                    Exhibit 10.9

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               MASTER LICENSE, DEVELOPMENT AND SERVICE AGREEMENT
               -------------------------------------------------

This Master License, Development and Service Agreement is entered into on May 7, 1998, by and between Time Warner Communications Holdings, Inc., a Delaware corporation with offices at 5700 S. Quebec Street, Greenwood Village, CO 80111 ("TWC"), and MetaSolv Software, Inc., a Delaware corporation, with offices at 5560 Tennyson Parkway, Plano, Texas 75024 ("MetaSolv").

                                    Recital
                                    -------

TWC desires to purchase or license from MetaSolv, and MetaSolv desires to provide or license to TWC, certain software and services, all in accordance with this Agreement.

                                   Agreement
                                   ---------

In consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, TWC and MetaSolv agree as follows:


1. CERTAIN DEFINITIONS: The terms defined in this Article shall have the meanings set forth below whenever they appear in this Agreement, unless (a) the context in which they are used clearly requires a different meaning; or
     (b) a different definition is described for a particular Article or provision:

     1.1 "Affiliate" shall mean any corporation, partnership, limited liability company or similar entity that controls, is controlled by or is under common control with TWC. For purposes of the preceding sentence, control shall mean (i) a direct or indirect ownership interest of fifty percent (50%) or more or (ii) management control, including without limitation the power to elect or appoint the board of directors of a corporation or the managing general partner of a partnership or control through a management agreement or similar contractual arrangement. TWC shall also be entitled to propose, for approval by MetaSolv (which approval shall not be unreasonably withheld), other entities in which it has ownership interests or management levels lower than those in this definition. Where the term "affiliate" is used without capitalization, an "affiliate" of a party means an entity that controls, is controlled by or is under common control with either named party to this Agreement.

     1.2 "Agreement" means this Master License, Development and Service Agreement between TWC and MetaSolv, together with the attached Schedules, exhibits,

           Orders, Statements of Work, addenda, and amendments to this Master License, Development and Service Agreement issued in accordance with the Article entitled "Amendments".

     1.3 "Change Order" means an Order reached as a result of the change order process described in Article 20 below.

     1.4 "Documentation" means (a) the "Software Requirements", as such term is defined in the Software License Agreement, (b) the "Developments Documentation", as such term is defined in the Software Development Agreement, (c) the "Services Requirements", as such term is defined in the Software Support and Maintenance Agreement, and (d) any other criteria or requirements for the Software or Services that are set forth in a subsequent Statement of Work or otherwise mutually agreed to by TWC and MetaSolv from time to time, all of which are incorporated by reference herein.

     1.5   "IP Right" shall have the meaning set forth in Section 23.1.

     1.6 "Order" means a written or electronic offer by TWC for Services or Software, referring to this Agreement and accepted in writing by MetaSolv, which shall be deemed to incorporate all provisions of this Agreement applicable to the subject matter of the Order.

     1.7   "Original Statement of Work" means the Statement of Work attached to
           Schedule 2.

     1.9 "Proposal" means MetaSolv's Response to TWC's Request for Proposal No. 9706 dated August 12, 1997.

     1.10 "Services" means the work to be performed by MetaSolv under this Agreement, as more specifically described in one or more Schedules, Orders or Statements of Work.

     1.11 "Schedule(s)" means the written instruments made part of this Agreement by this reference describing, among other things, the scope of the Services to be performed by MetaSolv hereunder and the fees for the Services, as well as any Software and its purchase price.

     1.12 "Software" means the "Software", as such term is defined in the Software License Agreement, and the "Developments", as such term is defined in the Software Development Agreement, including all Updates thereto.

     1.13 "Software Development Agreement" means the agreement attached to this Agreement as Schedule No. 2 and such agreement as it is amended from
                        --------------
           time to time.

     1.14 "Software License Agreement" means the agreement attached to this Agreement as Schedule No. 1, as such agreement is amended from time
                        --------------
           to time.

     1.15 "Software Support and Maintenance Agreement" means the agreement attached to this Agreement as Schedule No. 3, and such agreement as
                                         --------------
           it is amended from time to time.

     1.16 "Statement of Work" means a written description of Services or "Developments" (as such term is defined in the Software Development Agreement) to be provided by MetaSolv that (a) is attached to an Order or Schedule and (b) shall only become effective upon execution by an authorized representative of each of MetaSolv and TWC, each as initially designated on Exhibit A. The term "Statement of Work" shall
                                   ---------
           be deemed to include the Original Statement of Work.

     1.17 "Termination Fee" is the amount referred to as such in Paragraph 5.3 of this Agreement.

     1.18 "Updates" means the "Updates" as such term is defined in the Software Support and Maintenance Agreement.

     1.19 "User Manuals and Information" means the "User Manuals and Information", as such term is defined in the Software License Agreement, and the "User Manuals and Information", as such term is defined in the Software Development Agreement.

2. TERM: This Agreement shall commence on the date set forth at the head of this Agreement, and shall continue in force for so long as any Schedule, Order or Statement of Work remains in effect, to the extent that its terms are applicable to such Schedule, Order or Statement of Work.

3. SCOPE OF SERVICES, SOFTWARE: The Services and Software to be provided by MetaSolv are described in the attached Schedule(s). The Services shall be performed for, and the Software and User Manuals and Information shall be provided or licensed to, TWC and its Affiliates upon the terms set forth in the Schedule(s) and this Agreement.

4. SERVICE AND LICENSE FEE(S); PURCHASE PRICE: Service fees for the Services and license fees for the Software and User Manuals and Information and other items shall be as set forth in the Schedules.

5.   TERMINATION FOR CONVENIENCE:

     5.1 TWC shall, in addition to its rights to terminate this Agreement for default, have the right to terminate this Agreement in whole or in part (e.g., a single Schedule, Order or Statement of Work) for its convenience at any time by giving MetaSolv at least 30 days' written notice of termination specifying the extent to which the Agreement or any part hereof is terminated and the date upon which such termination becomes effective. Where TWC terminates a part of the Agreement that include any item of Software or Services that is a necessary condition to perform a remaining part of the Agreement that has not been terminated, the parties agree either that they will negotiate a change order for the delivery or performance of the necessary condition, or that MetaSolv will be excused from delivering or performing the Software or Services that are dependent upon the necessary condition.

     5.2 After receiving notice of termination and except as otherwise directed by TWC, MetaSolv shall: (a) stop providing Services under this Agreement or any part hereof on the date and to the extent specified;
          (b) accept no further Orders with respect to the portions of the Agreement that have been terminated; and (c) take such action as may be necessary or as TWC may direct to protect and preserve the property related to the Services, the Software and the User Manuals and Information which are in MetaSolv's possession and in which TWC has or may acquire an interest.

     5.3 At the time of termination and to the extent of the termination pursuant to this Article, and except as set forth in Section 5.5, the parties shall be released from any and all obligations under this Agreement with respect to the portions of the Agreement that have been terminated; provided that TWC shall pay MetaSolv (a) the balance owing for any reimbursable expenses accrued to the date of termination, (b) for Services performed in accordance with the Documentation to the date of termination, (c) for any Software accepted prior to the date of termination, less any amounts previously paid and (d) a Termination Fee with respect to Schedule #2, in an amount equal to the lesser of [*]. If MetaSolv's fee has been specified on the basis of a fixed fee for the completion of Services, the fee payable upon termination (other than the Termination Fee) under (b) above shall be based upon completed milestones identified in the Statement of Work, plus the percent of Services completed towards any uncompleted milestones identified in the Statement of Work, or if such a percent of Services can not be determined from the Statement of Work, then on a time and materials basis at rates agreed upon under this Agreement for such Services. [*] MetaSolv shall not be obligated to return to TWC any portion of the license fee paid to MetaSolv pursuant to the Software License Agreement. TWC shall be entitled to retain and use, in accordance with the license granted in the Software License Agreement, any Software and any related User Manuals and Information which are paid for by TWC, either prior to or following the termination pursuant to this Section. MetaSolv agrees that a termination under this Article shall not constitute a breach of or default under this Agreement by TWC and that the payments to MetaSolv as provided in this Article shall constitute full payment of all claims by MetaSolv against TWC arising from a termination for convenience by TWC.

     5.4 EXCEPT TO THE EXTENT OF EXPENSES INCURRED AT THE EXPRESS REQUEST OF TWC, AND PAYMENT FOR SERVICES PROVIDED, AND THE TERMINATION FEE UNDER PARAGRAPH 5.3 ABOVE, TWC SHALL NOT BE LIABLE TO METASOLV FOR EXPENSES, DAMAGES OR LOSSES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF ANTICIPATED PROFIT, UNABSORBED INDIRECT COSTS OR OVERHEADS, OR ANY OTHER LOSSES OR CLAIMS WHATSOEVER ON ACCOUNT OF OR ARISING OUT OF TERMINATION FOR CONVENIENCE IN CONNECTION WITH THIS ARTICLE.

     5.5 Termination under this Article shall not affect either TWC's or MetaSolv's pre-termination obligations hereunder and shall be without prejudice to enforcement of any undischarged obligations existing at the time of termination.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     5.6 Upon termination of this Agreement pursuant to this Article, MetaSolv shall cooperate with TWC as reasonably required to effect a return of TWC's data files in MetaSolv's or its contractors' possession to TWC.

6.   TERMINATION OF AGREEMENT FOR DEFAULT:

     6.1 Should either party at any time (a) materially fail or refuse to perform its obligations hereunder, which failure or refusal is not capable of cure, or if it can be cured, if the defaulting party does not cure such failure or refusal within 30 days after written notice thereof from the non-defaulting party; or (b) commit a "Repetitive Breach" (defined below), provided that the non-defaulting party has provided written notice and opportunity to cure of at least three of the breaches constituting that Repetitive Breach (it being the intention of this clause (b) to allow either party to terminate this Agreement if the other party commits repetitive breaches of the same or substantially similar material provisions of this Agreement), then the non-defaulting party shall have the right, at its election and without prejudice to any other rights or remedies, to terminate this Agreement, in whole or in part, with immediate written notice of termination to the other. A "Repetitive Breach" is a material failure or refusal to perform the same material obligation or requirement of this Agreement on not less than three occasions within a one-year period which breaches cause substantial and continuing damage to the achievement of the nondefaulting party's essential purpose for entering into this Agreement, regardless of whether the individual breaches making up the Repetitive Breach are cured. Where TWC terminates a part of the Agreement that includes any item of Software or Services that is a necessary condition to perform a remaining part of the Agreement that has not been terminated, the parties agree either that they will negotiate a change order for the delivery or performance of the necessary condition, or that TWC shall also be deemed to have terminated that portion of the Agreement calling for delivery or performance of the Software or Services that are dependent upon the necessary condition.

     6.2 If TWC terminates this Agreement or any part hereof pursuant to this Article, subject to Section 6.4 and 6.6 below, then (a) MetaSolv shall return all fees paid by TWC to MetaSolv representing (1) Services not yet rendered or satisfactorily performed in accordance with the Documentation, (2) Software not Accepted by TWC in accordance with the Software License Agreement or (3) Payment milestones not achieved under the Software Development Agreement, as the case may be, and (b) to the extent not recovered under subparagraph (a) above, and subject to any limitations as set forth in this Agreement and any Schedule, TWC may recover from MetaSolv all losses, damages, and expenses incurred by TWC as a direct result of MetaSolv's default or deduct the amount thereof from any monies due or to become due to MetaSolv, MetaSolv being obligated for the payment of any deficiency that may remain after such deduction. Also, for breach of its intellectual property rights, breach of MetaSolv's confidentiality obligations, and relative to MetaSolv's indemnification obligations set forth in Articles 22 and 23 hereof, TWC may pursue any other rights and remedies available to TWC under this Agreement or applicable law, including the right to recover direct damages for the breach to the extent that such direct damages are proven by TWC.

     6.3 If MetaSolv terminates this Agreement or any part hereof pursuant to this Article, subject to Section 6.4 below, MetaSolv may recover from TWC (a) the balance owing for any reimbursable expenses accrued to the date of termination, (b) for Services satisfactorily performed in accordance with the Documentation to the date of termination, (c) for any Software accepted prior to the date of termination, less any amounts previously paid, and (d) a Termination Fee with respect to Schedule #2, in an amount equal to the lesser of [*]. Also, for breach of its intellectual property rights, breach of TWC's confidentiality obligations, and relative to TWC's indemnification obligations set forth in Articles 22 and 23 hereof, MetaSolv may pursue any other rights and remedies available to MetaSolv under this Agreement or applicable law, including the right to recover direct damages for the breach to the extent that such direct damages are proven by MetaSolv. MetaSolv may deduct any such amounts from any monies due or to become due to TWC, TWC being obligated for the payment of any deficiency that may remain after such deduction.

     6.4 Excepting for liabilities arising from (i) either party's breach of its confidentiality obligations or the other party's intellectual property rights; (ii) the indemnification obligations set forth in Articles 22 and 23 hereof; and (iii) obligations on the part of MetaSolv to pay liquidated damages under Schedule 2 and/or Schedule 3; in no event shall:

          6.4.1 TWC's liability arising out of this Agreement exceed the amounts which TWC has committed to pay but has not yet paid under any Order(s) in existence at the time of TWC's default. MetaSolv agrees that the payment to MetaSolv as provided in this Article shall constitute full payment of all claims by MetaSolv against TWC arising from a termination for TWC's default.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

          6.4.2 MetaSolv's liability arising out of this Agreement exceed the amounts paid by TWC under the applicable Order(s) terminated by TWC as a result of MetaSolv's default. TWC agrees that the payment to TWC as provided in this Article shall constitute full payment of all claims by TWC against MetaSolv arising from a termination for MetaSolv's default.

          Where liquidated damages are provided with respect to certain breaches of this Agreement or any Schedule to this Agreement, and provided that such liquidated damages are specifically referenced as "liquidated damages" in this Agreement or such Schedule, such liquidated damages shall be the sole and exclusive damages which may be received by the non-breaching party with respect to such breach, unless and only to the extent that an additional damages remedy is specifically referenced in Section 12.4 of the Software Development Agreement or
          Section 10.1 of the Software Support and Maintenance Agreement.

     6.5 TWC shall be entitled to retain and use, in accordance with the license granted in the Software License Agreement, any Software and any related User Manuals and Information which are paid for by TWC, either prior to or following a termination pursuant to this Section.

     6.6 EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE SCHEDULES, INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION OBLIGATIONS SET FORTH IN ARTICLES 22 AND 23 HEREOF, AND EXCEPT FOR A BREACH BY ONE PARTY OF THE OTHER'S CONFIDENTIALITY OR INTELLECTUAL PROPERTY RIGHTS AND OBLIGATIONS ON THE PART OF METASOLV TO PAY LIQUIDATED DAMAGES UNDER SCHEDULE 2 AND/OR SCHEDULE 3, TWC SHALL NOT BE LIABLE TO METASOLV, AND METASOLV SHALL NOT BE LIABLE TO TWC, FOR ANY AMOUNTS REPRESENTING THEIR LOSS OF PROFITS, LOSS OF BUSINESS, UNABSORBED INDIRECT COSTS OR OVERHEADS, OR OTHER INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF AGREEMENT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES OR ANY OTHER LEGAL THEORY (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES).

     7. ORDER(S) AND STATEMENTS OF WORK: Any attempted proposal or acknowledgment of any Order by either party containing terms and conditions inconsistent with or in addition to the terms and conditions of this Agreement are hereby objected to by the other party, and shall not be binding upon that other party, unless specifically agreed to in writing by that other party. If a Statement of Work is to be attached to an Order, the parties shall, in a good faith, commercially reasonable manner, negotiate and agree to the terms contained in such Statement of Work. MetaSolv shall accept Orders for Software under
          Schedule 1, MetaSolv's standard Software maintenance and support Services under Schedule 3, and MetaSolv's standard training courses under Schedule 2, provided that such Orders are properly placed within the terms of this Agreement; and provided further, that scheduling, staffing and place for performance of training services shall be subject to the then current availability of MetaSolv facilities, people and other resources, as determined in MetaSolv's reasonable business judgment.

     8.   INVOICES AND PAYMENTS:

          8.1 Except as otherwise set forth in a Schedule, MetaSolv shall issue monthly invoices following the performance of Services. Any taxes, transportation costs or other associated costs are to be stated separately.

          8.2 Except as otherwise set forth in a Schedule, invoices for accepted Services and Software shall be paid by TWC within 30 days following receipt of a correct invoice from MetaSolv. An invoice shall be deemed to be correct as to form if it substantially conforms to the form of attached Exhibit B.
                                                              ---------
               MetaSolv agrees to provide reasonable supporting documentation concerning any disputed amount of an invoice to TWC within 45 days after TWC provides written notification of the dispute to MetaSolv. All invoiced amounts not in dispute shall be paid as stated above, including the undisputed portion of any disputed invoice. Once the dispute is resolved the disputed, unpaid portion of such invoice shall be paid within 30 days following such resolution. Payment of an invoice shall not be considered an acceptance or a waiver of defects or non-conformities in defective or non-conforming Services or Software. Past due invoices will bear interest at the lesser of 18% per annum or the highest rate permitted by applicable law.

          8.3 TWC shall have the right, before making payments under this Agreement, in its reasonable discretion and based upon reasonable information and belief that a lien exists, to require MetaSolv to furnish a written statement that all claims, liens and causes of action that would constitute the basis for a lien including, if any, those for the payment of wages or salaries or the payment of charges for materials, tools, machinery or supplies, have been satisfied, released or settled. In such event, TWC shall specify to MetaSolv the information upon which its belief that a lien exists is based. If the written statement required of MetaSolv is not furnished, the amount of such claims, liens and causes of action may be withheld from any monies otherwise payable to MetaSolv hereunder until such evidence of payment or a bond in a form reasonably acceptable to TWC to indemnify TWC against any such claims, liens, and causes of action has been furnished.

          8.4   MetaSolv shall send all invoices under this Agreement to:

                Time Warner Communications Holdings, Inc.
                5700 S. Quebec Street
                Greenwood Village, CO 80111
                Attn: Accounts Payable

                with a copy to the TWC Program Manager for any Statement of Work then in effect, or to such other person as may be designated in writing by TWC from time to time.

     9.   RECORDS:

          9.1 MetaSolv shall maintain complete and accurate records of all amounts billable, billed, payable and paid by TWC to it hereunder in accordance with generally accepted accounting principles and practices. TWC shall maintain complete and accurate records of all Orders and amounts paid by it to MetaSolv. Each party shall retain such records for a period of four years from the date of final payment for Services and Software covered hereby.

          9.2 During the term of this Agreement and the respective periods in which each party is required to maintain such records, the other party shall have reasonable access, through its third party certified public accounting firm, to such records for purposes of audit during the audited party's normal business hours. All payments hereunder by a party shall be subject to adjustment as determined by such audits. Each party will be provided with notice, and the opportunity to object on reasonable grounds, with respect to the other's certified public accounting firm chosen for the audit.

     10.  WARRANTIES:

          10.1 All warranties set forth in this Article shall be in addition to any warranties contained in the Schedules. For purposes of this Article, the term "Software" shall be deemed to include User Manuals and Information.

          10.2 MetaSolv is the owner and/or the licensee of all IP Rights relating to the Services and Software to be provided hereunder and has full right to fulfill its obligations and grant all licenses and rights granted herein. The Services and Software do not and will not infringe any third party's IP Rights, and MetaSolv is not aware of any facts upon which such a claim for infringement could be based.

          10.3 MetaSolv further warrants that during any period in which TWC is entitled to receive software support and maintenance services under Schedule 3, the Software then covered under such Schedule 3 shall perform as described in the Documentation and shall be free from defects in workmanship and material, if properly used in accordance with the Documentation's instructions and specifications. During such period, if the warranty is breached, MetaSolv shall repair or replace defective Software, in accordance with its obligations under Schedule 3.

          10.4 MetaSolv shall (a) provide the Services in a professional manner in accordance with the standards of the industry, on a prompt, courteous, and efficient basis and (b) deal with TWC and TWC's Affiliates in a commercially reasonable manner. MetaSolv's obligations under this paragraph are material terms of this Agreement. MetaSolv will reperform defective Services upon written notice from Customer received not later than the latest of (x) thirty days after performance of the defective Service,
                (y) thirty days after delivery by MetaSolv of a deliverable to TWC containing the results of such defective Service, or (z) the end of any warranty period applicable under this Agreement to such Service.

          10.5 Each party warrants that at all times during the term of this Agreement it shall perform to the highest level of business and professional ethics. Each party warrants that it has not made or received, and shall not make or receive any payments, gifts, favors, entertainment, secret commissions or hidden gratuities that reasonably could be construed to be given or accepted for the purpose of securing preferential treatment or action from or to any party in connection with this Agreement. The parties' obligations and representations under this paragraph are material terms of this Agreement.

          10.6 At all times during the term of this Agreement, each party shall provide sufficient resources to satisfactorily complete the performance of its obligations under this Agreement. At all times during the term of this Agreement, all personnel assigned by either party or its subcontractors shall comply with the terms of this Agreement, including, but not limited to, provisions relating to confidentiality and conduct.

          10.7 MetaSolv further warrants that all functionality which MetaSolv referenced in the Proposal as being available in release 3.0 of MetaSolv's Telecom Business Solution(TM) Software will be provided to TWC under the terms of the Software License Agreement and/or the Software Development Agreement through the Original Statement of Work thereunder. Notwithstanding anything in this Agreement to the contrary, the warranty set forth in this Section 10.7 shall remain in effect until six months after the later of Acceptance of the last Services to be performed or Software to be delivered under the Original Statement of Work. The preceding sentence will not affect the definition of Warranty Period in Section 10.9, and does not affect the commencement of payment for Maintenance Support at the end of such Warranty Period under Schedule 3 of this Agreement.

          10.8 MetaSolv shall, at no expense to TWC, correct any failure to fulfill any of the above warranties, provided that it is given notice of such failure during the applicable warranty period. TWC shall, at no expense to MetaSolv, correct any failure to fulfill the warranties stated in 10.5 and 10.6, provided that it is given notice of such failure.

          10.9 Unless a different warranty period is specified with respect to Software or a particular Service in this Agreement, the Schedules or a Statement of Work, MetaSolv's warranties in this Article and in the Schedules and Statements of Work shall commence upon the Acceptance of the applicable Services or Software and shall continue in effect for a period of six months thereafter (the "Warranty Period").

          10.10 THE WARRANTIES CONTAINED IN THIS AGREEMENT AND THE SCHEDULES ARE EXCLUSIVE. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

          10.11 When a need arises for warranty service for MetaSolv Software or Services, TWC shall contact:

                           Manager, Customer Support
                            MetaSolv Software, Inc.
                             5560 Tennyson Parkway
                               Plano, TX  75024
                   Phone:  888-884-7686  (Customer Support)
                Phone:  972-403-8300  (MetaSolv General Number)

             or such other person as may be designated by MetaSolv in writing from time to time. MetaSolv's warranty service shall be limited to and provided in accordance with MetaSolv's obligations under
             Schedule 3 of this Agreement.

     10.12 THE FOLLOWING STATED REMEDIES FOR BREACH OF WARRANTY ARE EXCLUSIVE AS TO THE WARRANTIES SPECIFIED, AND METASOLV PROVIDES NO OTHERS FOR SUCH WARRANTIES, UNLESS THEY ARE SPECIFICALLY AND EXPRESSLY STATED BY THE TERMS OF THIS AGREEMENT: (a) for warranties under Section 10.2, the remedies in Article 23 are exclusive; (b) for warranties under Section 10.3, the remedies in Sections 10.3, 10.4, 10.8 and
             10.11 above are exclusive; (c) for warranties under Section 10.4, the remedies in Section 10.4, 10.8 and 10.11 are exclusive.

11.  COMPLIANCE WITH LAWS:

     11.1 Each party shall comply with all federal, state and local laws, rules, regulations, court orders and governmental or regulatory agency orders applicable to it in connection with this Agreement.

     11.2 Each party shall obtain and maintain at its own expense all permits and licenses required by law with respect to its performance of its obligations hereunder, and shall give all notices, pay all fees and comply with all laws, ordinances, rules and regulations relating to its performance obligations specified herein.

12.  TAXES:

     12.1 TWC will reimburse MetaSolv for applicable state or local privilege, excise, sales and use taxes on personal property furnished by MetaSolv hereunder (the "Sales Taxes"). Sales Taxes payable by TWC hereunder will be billed as separate items on all invoices and shall not be included in the charges for Services or Software. MetaSolv shall be solely responsible for the payment of all other taxes applicable to it (including, but not limited to, payroll taxes and all taxes based on net income).

     12.2 Except for obligations specifically and expressly undertaken by the other under this Agreement, each party shall pay and hold the other and its affiliates harmless from and against any penalty, interest, additional tax or other charge that may be levied or assessed as a result of the delay or failure of the other, for any reason, to pay any tax or file any return or information required by law, rule, regulation, or this Agreement.

     12.3 Following a determination by any taxing authority that additional tax is due for Services provided or Software licensed, MetaSolv shall provide to TWC full supporting documentation for the Services or Software for which such taxes are assessed. If TWC is not responsible for, or has otherwise paid, the assessed taxes, then TWC will not reimburse MetaSolv for such assessment.

     12.4 If TWC is audited or assessed by any taxing authority with respect to any transactions hereunder, MetaSolv shall, upon request, promptly furnish to TWC any and all documentation not otherwise available to TWC regarding such transactions.

13. LABOR RELATIONS: MetaSolv shall be responsible for labor relations with trade, union, or labor organizations either representing or seeking to represent its employees. MetaSolv shall negotiate and seek to adjust all disputes between itself and its employees or the trade, union, or labor organization representing or seeking to represent its employees. In the performance of duties contemplated by this Agreement, MetaSolv may enter into any contract with a trade, union, or labor organization representing its employees; provided, however, that in the absence of a governmental determination, MetaSolv shall not enter into a contract that purports to obligate TWC to a trade, union, or labor organization either as a successor or assignee of MetaSolv, or in any way, at any time. MetaSolv represents and warrants that it is not a party to any existing trade, union or labor organization contract that purports to obligate TWC.

14.  PLANT AND WORK RULES:

     14.1 MetaSolv and TWC, while on the premises of the other, shall comply with all plant rules and regulations including, where required by governmental regulation, submission of satisfactory clearance from the appropriate governmental authorities. MetaSolv and TWC, respectively, shall be responsible for ensuring that all persons furnished by them work harmoniously with all others when on MetaSolv's, TWC's or others' premises.

     14.2 Each party may require the other's employees to exhibit to it issued identification credentials in order to gain entry to its premises. If any of MetaSolv's employees are no longer performing Services, MetaSolv shall immediately inform TWC. Notification shall be followed by the prompt delivery to TWC of the identification credentials involved, or a written statement of the reasons the identification credentials cannot be returned.

15. DELIVERY: Each party shall act with diligence, reasonableness, and good faith to meet its obligations under this Agreement. MetaSolv shall deliver Software and Services in time to meet the delivery date stated in an accepted Order or Statement of Work. For each party's obligations under this Agreement, time is of the essence. TWC and MetaSolv may agree in writing to change any delivery date. Charges, if any, resulting from such change shall be agreed to at the time of the change.

16. DAMAGE TO PROPERTY: Each party shall immediately notify the other and any third party owners of real property or tangible, personal property of any loss of or damage to such property attributable to the legal fault of the notifying party or its employees and contractors. Each party shall take reasonable precautions and necessary measures to prevent further damage or loss. At the property owner's option and direction, the party causing such damage shall, at its sole cost, restore or replace such damaged property to its original condition and place such property in operation.

17. INDEPENDENT CONTRACTOR: Each party hereby declares and agrees that it is engaged in an independent business from the other's, and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of the other. All persons performing Services hereunder shall be considered solely the employees or agents of MetaSolv. Each party has and hereby retains the right to exercise full control of and supervision over the performance of its obligations hereunder and full control over the employment, direction, compensation and discharge of its employees assisting in the performance of such obligations. Each party shall be solely responsible for compliance with all laws and rules and regulations including, but not limited to, employment of labor, hours of labor, working conditions, payment of wages and payment of taxes such as unemployment, social security and other payroll taxes, in addition to any employment benefits claimed by persons furnished by that party. MetaSolv will comply with all requirements for withholding and payment of federal, social security, state, provincial, local or other payroll taxes on amounts paid under this Agreement or otherwise. Each party will be responsible for its own acts and those of its agents, employees and subcontractors during the performance of its obligations under this Agreement. Neither party nor its employees are entitled to unemployment insurance benefits unless unemployment compensation coverage is provided by that employer or such worker. MetaSolv is responsible for and shall pay all assessable federal, state, provincial and local income tax on amounts paid to it under this Agreement.

18. SUBCONTRACTORS: Each party shall be responsible for compliance by it and its subcontractors with that party's obligations under the terms of this Agreement. MetaSolv shall obtain TWC's written consent prior to subcontracting any obligations hereunder, and TWC shall have the right, in its reasonable discretion, to reject MetaSolv's choice of subcontractor and require that MetaSolv use another subcontractor reasonably satisfactory to TWC; provided, however, that this requirement shall not apply to purchases of incidental, standard commercial supplies or raw materials or to MetaSolv's use of subcontractors to perform certain specified tasks under this Agreement provided that MetaSolv's use of subcontractors under this Agreement is consistent with MetaSolv's past business practices. In the event that TWC exercises its rejection right under this paragraph, then (a) MetaSolv shall be excused for its inability to meet schedule and functionality requirements, but only to the extent that TWC's rejection of a subcontractor is a material cause of such inability; and (b) MetaSolv may seek additional compensation through the Change Order process for reasonable additional costs, downtime or productivity decrease in MetaSolv's project staff, but only to the extent that TWC's rejection of the Subcontractor is a material cause of such reasonable additional costs, downtime or productivity decrease. TWC's rejection of a subcontractor will not be considered a material cause of MetaSolv's inability to meet schedule or functionality requirements where MetaSolv has not exercised reasonable diligence to give ample advance notification of its choice of subcontractor, nor where MetaSolv chooses a subcontractor that it knows or should know that such subcontractor is likely to be unacceptable to TWC. Each of the parties shall cause each of its subcontractors to enter into an agreement causing such subcontractors and their respective personnel to comply with the terms of this Agreement, including, but not limited to, provisions relating to confidentiality and conduct while on the other's premises. Each party shall have the right to review such agreements upon its reasonable request to ensure that such agreements comply with the requirements of this Section.

19.  INSURANCE:

     19.1 MetaSolv shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain the insurance coverage listed below with insurers having a "Best's" rating of B+XIII or better:

             19.1.1 Workers' Compensation with statutory limits of coverage and, although not required by statute, coverage for any MetaSolv employee or agent entering onto TWC's premises.

             19.1.2 Employers' Liability or "Stop Gap" insurance with limits of not less than $100,000 for each accident.

             19.1.3 Commercial General Liability insurance covering claims for bodily injury, death, or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products/completed operations and contractual liability with respect to the liability assumed by MetaSolv hereunder. The limits of insurance shall not be less than:

                         Each Occurrence                  $1,000,000
                         General Aggregate Limit          $2,000,000
                         Products-Completed Operations
                          Limit                           $1,000,000
                         Personal and Advertising
                          Injury Limit                    $1,000,000
                         Umbrella Policy                  $4,000,000

             19.1.4 Should performance of this Agreement involve any use of automobiles, comprehensive automobile liability insurance covering the ownership, operations, and maintenance of all owned, non-owned and hired motor vehicles with limits of not less than $1,000,000 per occurrence for bodily injury and property damage.

     19.2 MetaSolv shall forward to TWC certificates of such insurance upon execution of this Agreement and upon TWC's written request the current renewal of such insurance during the term of this Agreement. The certificate(s) shall provide that (a) TWC (and its Affiliates receiving Services and/or Software) shall be named as an additional insured(s) on all such policies (except workers' compensation), as their interest may appear with respect to this Agreement; (b) 30 days' prior written notice of cancellation of, or material change or exclusions in, the policy to which certificate(s) relate shall be given to TWC; and (c) coverage is primary and not in excess of, or contributory with, any other valid and collectible insurance purchased or maintained by TWC. MetaSolv shall not commence any work hereunder until the obligations of MetaSolv with respect to insurance have been fulfilled. The fulfillment of such obligations, however, shall not otherwise relieve MetaSolv of any liability assumed hereunder or in any way modify MetaSolv's obligations to indemnify TWC.

     19.3 TWC shall be authorized by MetaSolv to confer directly with the agent or agents of the insuring carrier or carriers concerning the extent and limits of MetaSolv's insurance coverage in order to assure MetaSolv's compliance with this Article 19.3.

     19.4 MetaSolv shall require its subcontractors (and their respective subcontractors and independent contractors) who may enter upon TWC's premises to maintain insurance as described above, and MetaSolv shall cause each such subcontractor (and their respective subcontractors and independent contractors) to provide evidence of such insurance coverage reasonably satisfactory to TWC. Alternatively, at MetaSolv's option, MetaSolv shall assure that MetaSolv's own insurance maintained under this Article 19 is applicable to such independent contractors.

     19.5 MetaSolv shall not at any time after the expiration or termination of this Agreement take any affirmative act to alter, impair or cancel any insurance coverage which applies to acts or occurrences which occurred during the period in which this Agreement was in effect. This paragraph does not require MetaSolv to take affirmative action after the expiration or termination of this Agreement to renew or maintain any insurance coverage.

20.  CHANGE ORDER PROCESS:

     20.1 Either party may request a change by submitting to the other a written, formal Change Request reasonably detailing the scope of such change. Each party may accept or reject a change requested by the other in its sole, reasonable discretion. MetaSolv shall promptly evaluate each change requested by TWC and shall promptly provide TWC with a written impact assessment which shall address relevant factors, including, without limitation, the necessity for any proposed change in price or delivery schedules or any other terms and conditions of this Agreement or any Schedule. Such evaluation and assessment by MetaSolv shall be made without charge to TWC; provided, however, that MetaSolv shall be entitled to charge TWC on a time and materials basis in each of the following two cases: (i) to the extent that TWC has submitted more than 30 Change Requests in a calendar year, and (ii) where MetaSolv reasonably believes that the evaluation and assessment will require more than a person-day of effort due to the size and scope of the change. TWC must agree in writing before a fee for such an evaluation and assessment may be charged, and prior to conducting such an evaluation and assessment, MetaSolv shall provide to TWC a written estimate of the cost thereof, based upon the cost to MetaSolv of time and materials in connection therewith. TWC shall respond promptly in writing. Upon receiving written approval from TWC's authorized parties, as designated by TWC from time to time, MetaSolv shall conduct the evaluation and assessment. TWC's Project Manager, and such other persons who are designated under any Statement of Work, shall be considered an authorized representative for providing such written approval. If TWC agrees in writing to make such changes in the Agreement or such Schedule as proposed in a writing signed by MetaSolv, this writing shall become a Change Order, and MetaSolv shall effect the changes. TWC's Program Manager, and other representative authorized under a Statement of Work, may authorize MetaSolv by written notice (including but not limited to e-mail or fax) to commence work on a Change Request before a Change Order has been processed and signed, in which event MetaSolv may commence the work so authorized, and if the Change Order is not signed may invoice and shall be paid for authorized work done on such Change Request, on a time and materials basis at the rates specified in Schedule 2. All correspondence regarding changes shall be in writing. All approved Change Orders shall be in writing and shall be considered as amendments to this Agreement or the applicable Schedule. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the implementation of certain of the work described under an Order or Statement of Work will require further discussion and agreement between the parties to the extent that the Order or Statement of Work does not specify to the necessary level of detail the specific method by which such implementation will be accomplished. In such discussions, the parties will consider both general commercial requirements of MetaSolv's existing and potential customer base and the requirements of TWC and its business. Such discussions, and the resulting implementation which is agreed to between the parties, will not be considered to be Change Requests or Change Orders pursuant to this Section 20.1 so long as the resulting implementation is within the scope of the work required under the Order or the Statement of Work.

     20.2 In the event that a request is made by TWC for MetaSolv to commence work that in MetaSolv's reasonable, good faith, belief is outside of the scope of its required effort under the Statement of Work, and which therefore requires a Change Order, then MetaSolv may, promptly and in writing, propose such Change Order. TWC will promptly respond in writing. In that case, provided that either (1) such failure to commence work does not delay the delivery of any Development, Service or other Deliverable as required under the Statement or Work, or (2) such work requested by TWC is in fact outside the scope of MetaSolv's required effort under the Statement of Work, then MetaSolv's failure to commence the requested work until it has received TWC's written response to the proposed Change Order will not be a breach of MetaSolv's responsibility under the Statement of Work. Furthermore, where, after TWC's written response, there remains a reasonable dispute between the parties as to whether such work requires a Change Order or not, the issue will be promptly escalated for resolution under the dispute resolution process described in Article 24 below.

21.  CONFIDENTIAL INFORMATION:

     21.1 As used herein, "Confidential Information" shall mean any and all technical or business information, in whatever form or medium, furnished or disclosed by one party to the other in connection with this Agreement (including, but not limited to, product/service specifications, prototypes, computer programs, models, drawings, marketing plans, customer lists, financial data, personnel statistics or third party information), which (a) the recipient should reasonably know to be the confidential information of the disclosing party; or (b) is marked as confidential or proprietary; or (c) for information which is orally disclosed, the disclosing party indicates to the other at the time of disclosure the confidential or proprietary nature of the information and provides a summary and notice of the confidentiality of the orally disclosed information in writing to the receiving party within 20 days after the disclosure. Any third party information furnished or disclosed and marked as or stated to be confidential or proprietary shall be deemed Confidential Information and shall be subject to the terms and conditions herein.

     21.2 Each party shall treat such Confidential Information as confidential for a period of three years from the date of disclosure and shall use such Confidential Information solely for the purposes of performing its obligations under this Agreement, unless otherwise authorized in writing by the disclosing party. Notwithstanding the foregoing, the nondisclosure obligations and restrictions on use with respect to any Confidential Information that constitutes a trade secret shall continue in effect for so long as the Confidential Information remains a trade secret. Each party agrees: (a) not to copy such Confidential Information of the other unless specifically authorized in writing; (b) not to disclose of any such Confidential Information to anyone (including subcontractors) except employees and independent contractors of such party to whom disclosure is necessary for its performance of this Agreement; (c) to appropriately notify such employees and independent contractors that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement; and (d) to make requests for Confidential Information of the other only if necessary to perform its obligations under this Agreement. The obligations set forth herein shall be satisfied by each party through the exercise of at least the same degree of care used to restrict disclosure and use of its own information of like importance. Notwithstanding any other provisions of this Article, Confidential Information may be disclosed as may be required by law, regulation or court or agency order or demand, after prompt prior notification to the other party of such required disclosure.

     21.3 Each party agrees that in the event permission is granted by the other to copy Confidential Information, or that copying is permitted hereunder, each such copy shall contain and state the same confidential or proprietary notices or legends, if any, which appear on the original. Nothing in this Section shall be construed as granting to either party any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by the other party. Upon termination, cancellation or expiration of this Agreement for any reason or upon the reasonable request of the disclosing party, and except to the extent that the recipient retains a license to use such Confidential Information, all Confidential Information, together with any copies that may be authorized herein, shall be returned to the disclosing party or, if requested by the disclosing party, certified destroyed by the receiving party .

     21.4 The obligations imposed in this Article shall not apply to any information that is: (a) proven to be already in the possession of or known to the recipient at the time of disclosure; (b) publicly available through no fault of the recipient; (c) obtained by the recipient from a third party not in breach of any obligation of confidentiality; or (d) independently developed by personnel or agents of one party without access to the Confidential Information of the other.

     21.5    Notwithstanding the confidentiality obligations imposed by this
             Article 21, each party may use the Residuals of the other's intellectual property (defined below) disclosed to it in the course of the performance of this Agreement, but without identifying the other party as the source of such intellectual property. The term "Residuals" refers to ideas, concepts, know-how, methods, techniques, processes, skills and other information that, after the disclosure of Confidential Information, is known to and remembered by the recipient or its personnel, but without the continuing use of or reliance on materials or tangible objects provided by the disclosing party as Confidential Information. Notwithstanding anything herein to the contrary, the term "Residuals" does not include any information that is specific to TWC's or MetaSolv's business such as information regarding business plans and projections, markets, customers or financial results. Nothing in this paragraph grants or waives any rights in a trademark, copyright or patent of either party or any other person. The rights to use Residuals as described in this paragraph are perpetual, are without obligation of royalty or other compensation of any kind, and survive the termination of this Agreement. THE RIGHTS TO USE RESIDUALS AS DESCRIBED IN THIS PARAGRAPH ARE GRANTED WITHOUT WARRANTY, AND THE GRANTING PARTY EXPRESSLY DISCLAIMS WARRANTY FOR SUCH RESIDUALS, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTIBILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     21.6 In furtherance of its obligations under this Article, each party shall (a) enter into agreements with its employees and contractors who have access to Confidential Information of the other party, causing such employees and contractors to comply with the terms of this Article and (b) cause such employees and contractors to comply with the terms thereof. Either party shall have the right to review any such agreement of the other, upon its reasonable request to ensure that such agreements comply with the requirements of this Section.

22.  INDEMNIFICATION:

     22.1 MetaSolv or TWC, as the case may be ("Indemnitor"), shall indemnify and hold the other and its owners, parents, partners, affiliates, subsidiaries, agents, subcontractors, officers, directors and employees ("Indemnitee") harmless from any actions, claims, demands, judgments, orders, awards, losses, damages, costs, expenses (including, but not limited to, court costs and attorneys' fees) and all other liabilities in respect of bodily injury to and/or death of any person or damage to any tangible property (collectively, "Liabilities") arising out of, resulting from, or in connection with:

             22.1.1 Indemnitor's or its affiliate's intentional, grossly negligent or negligent acts or omissions in connection with this Agreement.

             22.1.2 Indemnitor's breach of any of the representations, warranties, covenants, terms or conditions of this Agreement (including, but not limited to, the Schedules).

             22.1.3 With respect to MetaSolv as Indemnitor and TWC as Indemnitee, the defective or unreasonably dangerous condition of any Services or Software or materials used in or arising from provision of Services or Software.

             At Indemnitee's request, Indemnitor shall defend Indemnitee against any such Liabilities.

     22.2 Indemnitee shall give Indemnitor prompt, reasonable notice of any existing or potential Liabilities known to Indemnitee. Failure by Indemnitee to provide prompt, reasonable notice of any such Liabilities shall not relieve Indemnitor of its obligations under this Article, except to the extent that Indemnitor is materially prejudiced by such failure. Indemnitee may have its own counsel participate in the defense of any such matter, provided that the cost of such counsel shall be borne exclusively by Indemnitee. If Indemnitor fails to assume its defense obligations hereunder promptly upon notice, Indemnitee shall be entitled to select counsel and to defend itself at Indemnitor's expense.

23.  IP RIGHTS INDEMNIFICATION:

     23.1 MetaSolv shall indemnify and hold harmless TWC and its owners, parents, affiliates, subsidiaries, agents, subcontractors, officers, directors and employees ("Related Parties") from and against all actions, claims, demands, judgments, orders, awards, losses, damages, costs, expenses (including, but not limited to, court costs and attorneys' fees) and all other liabilities that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right (an "IP Right") relating to the Services or Software and/or the use thereof. MetaSolv will defend and/or settle at its own expense any action brought against TWC or its Related Parties to the extent that it is based on a claim that Services, Software and/or the use thereof, infringe any third party's IP Rights. Notwithstanding the foregoing, MetaSolv shall have no obligation to defend and indemnify TWC if the claim or liability is based upon modifications made by TWC or another third party, unless either MetaSolv or an authorized agent of MetaSolv specifically recommended or approved such modifications.

     23.2 TWC shall give MetaSolv prompt, reasonable notice of any such infringement or claim of infringement known to TWC. Failure by TWC to provide prompt, reasonable notice of any such infringement or claim of infringement shall not relieve MetaSolv of its obligations under this Article, except to the extent that MetaSolv is materially prejudiced by such failure. If available, TWC shall provide a copy of each communication, notice or other action relating to the alleged infringement, shall cooperate in the defense and settlement thereof, and shall provide MetaSolv with the authority, information and assistance (with reasonable out of pocket costs at MetaSolv's expense, other than salaries or other employment compensation of TWC employees or contractors involved in such defense and settlement) necessary to defend or settle any such claim. TWC may have its own counsel participate in the defense of any such matter, provided that the cost of such counsel shall be borne exclusively by TWC and, except with respect to any matter as to which a conflict of interest exists between TWC and MetaSolv, MetaSolv shall retain control of the defense and settlement of the action. If MetaSolv fails to assume its defense obligations hereunder promptly upon notice, TWC shall be entitled to select counsel and to defend itself at MetaSolv's expense.

     23.3 If (a) a preliminary or final judgment shall be obtained against TWC's use of any Services or Software or any part thereof by reason of alleged infringement, (b) a third party claim causes TWC's quiet enjoyment and use of the Services or Software to be materially endangered or disrupted, or (c) if in MetaSolv's reasonable opinion, such Services or Software and/or the use thereof are likely to become subject to a claim for infringement, MetaSolv shall, subject to the next following sentence, at its expense and option and without any effect or waiver of any right TWC may possess at either law or equity, either: (1) procure for TWC the right to continue using such Services or Software; or (2) replace or modify the Services or Software so that they become non-infringing, but only if the modification or replacement does not materially, adversely affect TWC's rights or ability to use such Services or Software or the compliance of such Services or Software with the Documentation. If neither of the above options is commercially reasonable, then MetaSolv shall return to TWC amounts paid as Software license fees or development Services fees pursuant to this Agreement, less a reasonable charge, based on a seven-year prorated schedule, for the use of such Services or Software prior to TWC's ceasing its use, and in such event TWC's license to use Software and Developments licensed hereunder shall then cease.

     23.4 For purposes of this Article, the term "Software" shall be deemed to include User Manuals and Information.

     23.5 TWC shall indemnify and hold harmless MetaSolv and its owners, parents, affiliates, subsidiaries, agents, subcontractors, officers, directors and employees from and against all actions, claims, demands, judgments, orders, awards, losses, damages, costs, expenses, including but not limited to court costs and attorney's fees, and all other liabilities that may result by reason of any infringement or claim of infringement of any IP Right which relates to a modification to the Software which is made by or on behalf of TWC (other than by or with the recommendation or approval of MetaSolv or its affiliates or authorized agents) following TWC's exercise of its right to acquire a source code license to the Software. Such indemnification shall be made in accordance with the same procedures and subject to the same limitations as set forth in Sections 23.1 and 23.2.

24.  DISPUTE RESOLUTION:

     24.1  Exhibit A contains a complete list of the names, titles, and
           ---------
           telephone numbers of personnel of each of TWC and MetaSolv that the other shall contact if a Dispute (as defined below) occurs under this Agreement.

     24.2 Any claim, controversy or dispute of any kind or nature whatsoever that arises between the parties with respect to the subject matter of this Agreement ("Dispute"), shall be resolved in the following manner: Either party may provide the other with notice of a Dispute. Such Dispute shall first be considered by the project managers of the parties, as designated on Exhibit A. If such Dispute has not been
                                     ---------
           settled to the mutual satisfaction of the parties within ten days (or such longer period as may be mutually agreed) from the date that either party provided notice of the Dispute, the matter shall be escalated to and considered by a team from each party consisting of the project manager for such party and a Vice President or higher officer of such party who has the authority to settle the Dispute but who has not been involved in the day-to-day management of the project. If such Dispute has not been settled to the mutual satisfaction of the parties within 20 days (or such longer period as may be mutually agreed) from the date that either party provided notice of the Dispute, the Dispute shall be finally resolved by binding arbitration as provided in this Article. Notwithstanding the foregoing, either party may terminate this Agreement in accordance with its terms and conditions, if applicable, without being required to follow the procedures set forth in this Article. Furthermore, either party may seek immediate, judicial injunctive relief as to a violation of any confidentiality or intellectual property rights by the other under this Agreement, without being required to follow the procedures set forth in this Article; in such event the parties agree that either may then seek appointment of an arbitrator under the next paragraph, and such arbitrator may determine, after a hearing in accordance with AAA rules and in addition to any other matters that the arbitrator is authorized to consider, whether such temporary judicial injunctive relief shall be continued by the parties during pendency of the arbitration.

     24.3 A single arbitrator engaged in the practice of law, who is knowledgeable about the subject matter of this Agreement and the matter in Dispute, shall conduct the arbitration under the then current rules of the American Arbitration Association

           ("AAA"). The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in Chicago, Illinois or at such other location as the parties may mutually agree, and all expedited procedures prescribed by the AAA rules shall apply. The laws of the State of Colorado shall govern the construction and interpretation of this Agreement without regard to the conflicts of law rules of such State. The arbitrator shall apportion the costs of arbitration. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     24.4 Either party may request from the arbitrator injunctive relief consistent with the provisions of this Agreement or applicable law. The arbitrator shall not have authority to award punitive damages.

     24.5 Except for an application for injunctive relief permitted above with respect to violation of confidentiality or intellectual property rights, if any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the party filing such action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

25. SETOFF AND WORK STOPPAGE: All claims for money due from one party to the other shall be subject to deduction or setoff by reason of any counterclaim arising out of this or any other transaction with the other. In the event of a failure of TWC to pay MetaSolv undisputed amounts due to MetaSolv during the term of this Agreement, and if TWC has failed to cure such a breach within fifteen days written notice from MetaSolv, then in addition to any other remedies available to MetaSolv, MetaSolv may stop work under the Agreement until the undisputed amount has been paid.

26. REMEDIES CUMULATIVE: The remedies provided herein shall be cumulative and in addition to any other remedies provided by law or equity.

27. ATTORNEYS' FEES: If either party shall commence a proceeding against the other that arises out of the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

28. REIMBURSEMENT FOR EXPENSES: To the extent provided in any Schedule, TWC shall reimburse MetaSolv for reasonable travel and other expenses incurred by MetaSolv during the term of this Agreement, provided that such expenses are preapproved and authorized in writing by an authorized representative of TWC, or are within written guidelines agreed to between TWC and MetaSolv. TWC and MetaSolv shall exercise good faith efforts to reach prompt agreement on such written guidelines.

29. ADVERTISING; PUBLICITY: Each party shall submit to the other all advertising, sales promotion, press releases and other publicity matters relating to this Agreement where the other's name is mentioned or language is used from which the connection of the other's name therein is more likely than not to be inferred. Neither party shall publish, issue or use such advertising, sales promotion, press release, or publicity matter, or use the other's name as a reference, without prior written approval of the other. Each party shall take reasonable steps to cause any subcontractor it hires in the performance of this Agreement to comply with this provision or an equally restrictive provision.

30.  COMPARATIVE PRICING: [*]

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     [*]

31. FORCE MAJEURE: Neither party shall be liable for failure to perform any provisions of this Agreement, except for provisions relating to payments to be made, when such failure is caused by unforeseeable force majeure circumstances. If such circumstances occur, the party injured by the other's inability to perform may elect to suspend this Agreement or any portion hereof for the duration of the force majeure circumstances, and then resume performance under this Agreement. If it appears that a time for delivery or performance scheduled pursuant to this Agreement will be extended for more than 60 days, the party receiving notice of the force majeure circumstances shall have the right to terminate, by written notice to the other party, this Agreement or any Order or any portion thereof, and the obligations and liabilities of the parties with respect to such portion of the Agreement or Order shall thereupon lapse and terminate, except to the extent such obligations or rights are intended to survive pursuant to this Agreement. The party experiencing the force majeure circumstances shall give notice immediately to the other party, and the parties shall cooperate with one another reasonably to minimize the impact of such circumstances on one another. In the event that MetaSolv notifies TWC of a force majeure circumstance, MetaSolv agrees to assist TWC by providing information that will aid TWC in locating and arranging for substitute provision of Services or Software.

     * Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

32. NOTICES: Unless otherwise permitted, all notices, demands, or other communications required to be given under this Agreement shall be made in writing and shall be deemed to have been duly given if (a) mailed, registered or certified mail, return receipt requested, postage prepaid,
     (b) delivered by hand, (c) sent by facsimile transmission, or (d) delivered by courier, to the addresses listed at the head of this Agreement. Notices delivered personally or by courier shall be effective upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be effective when confirmation of transmission is received. Notices delivered by registered or certified mail shall be effective on the delivery date set forth on the receipt of registered or certified mail, or three days after deposit in the mail, whichever is earlier. Addresses may be changed by written notice to the parties.

33. NONEXCLUSIVE AGREEMENT: It is expressly understood and agreed that this Agreement does not grant to either party any exclusive privileges or rights and either party may contract with other suppliers or customers, as applicable, for the procurement and provision of comparable Services or Software. Neither party makes any guarantee or commitment for any minimum or maximum amount of Services or Software to be purchased hereunder, other than as is evidenced by Orders signed by both parties.

34.  ASSIGNMENT:

     34.1 Any assignment or delegation of the rights or obligations hereunder, in whole or in part, or any other interest hereunder, without the other party's written consent, shall be void; except that an assignment

     34.2 confined solely to money due to the assigning party or to become due shall be void only to the extent that it attempts to impose upon the other party obligations to the assignee additional to the payment of such monies, or to preclude either party from dealing solely and directly with the other party in all matters pertaining hereto, including the negotiation of amendments or settlements of amounts due.

     34.2 Notwithstanding anything in this Article to the contrary, each party reserves the right to assign this Agreement incidental to a transfer (by operation of law or otherwise) of all or a substantial portion of its business (which shall include, without limitation, a transfer of assets) or, in addition in the case of TWC, incidental to a transfer of all or substantially all of the business being conducted as of the effective date of this Agreement by Time Warner Communications, a Delaware partnership; provided, however, that the rights and obligations of the parties under this Agreement following such an assignment shall apply only with respect to the operations of the assigning party which have been acquired by the assignee. The assigning party shall be relieved from and have no further liability for the obligations of the assignee following an assignment if (a) the other party to this Agreement determines in good faith that the assignee is capable, financially and otherwise, of performing the assigning party's obligations hereunder and (b) the assignee has accepted the assignment in writing.

35. SEVERABILITY: If a court or a governmental or regulatory agency with proper jurisdiction determines that any provision of this Agreement is illegal, unenforceable or void, then the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

36. WAIVER: Either party's failure to insist on performance of any of the terms or conditions herein or to exercise any right or privilege, or either party's waiver of any breach hereunder shall not be construed to be a waiver, or waive any other terms, conditions, or privileges, whether of the same or similar type.

37. AMENDMENTS: No change or modification of any terms or conditions herein shall be valid or binding on either party unless made in writing and signed by an authorized representative of MetaSolv and TWC.

38. GOVERNING LAW: The laws of the State of Colorado shall govern the construction and interpretation of this Agreement without regard to the conflicts of law rules of such State.

39. HEADINGS: The headings of Articles, Sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the meaning or interpretation of this Agreement.

40. ENGLISH LANGUAGE: All documentation, notices, records, reports and correspondence under this Agreement shall be submitted and maintained in the English language.

41. SURVIVAL: Sections 8.2, and 8.3, and Articles 5, 6, 9 through 13, 16 through 19, 21 through 27, 29, 32 through 42, and 44 through 45 shall survive the completion, expiration, termination or cancellation of this Agreement or any part hereof.

42. ORDER OF PRECEDENCE DOCUMENTS: Unless a term or provision is specifically superseded by a document that later becomes a part of this Agreement, if there is an inconsistency or conflict in the terms or provisions contained in this Agreement, then the terms and provisions of the following documents shall control in the following order of precedence: a subsequent Statement of Work, the Original Statement of Work, the Documentation (as such term is defined in the Software License Agreement), a Schedule, this Agreement, and an Order. For purposes of applying this Article, a conflict shall be deemed to exist between documents only if more than one of the documents specified herein reference an express, specific requirement or include a specific term and the references or terms are mutually inconsistent. Omission of a requirement or term from a higher level document shall not be deemed to create a conflict with a lower level document unless the omission is specifically noted in the higher level document (e.g., by the inclusion of a statement in the higher level document that a certain feature or function referenced in a lower level document will not be provided).

43. REFERENCE ACCOUNT. TWC agrees, during the term of this Agreement, to act as a reference account for MetaSolv. This may include, to a reasonable extent, hosting of visits from and meetings with prospective MetaSolv Software licensees, telephone conferences, demonstration of Customer's MetaSolv Software installation, and cooperation in other marketing activities relating to MetaSolv Software. Such activities shall be only at reasonable times and on reasonable notice to TWC, and always with reasonable cooperation and coordination between the parties. TWC shall be entitled to require any party referenced by MetaSolv to execute a confidentiality agreement in a usual and customary form, and TWC shall not be required to divulge any information which provides a competitive advantage to TWC.

44. ENTIRE AGREEMENT: This Agreement, together with all Schedules, Order(s), Statements of Work, exhibits and attachments hereto shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties with respect to the subject of this Agreement, including, without limitation, Letter of Intent #MET9701 between the parties dated November 26, 1997.

45. TIME IS OF ESSENCE: Time of performance is of the essence in this Agreement and a substantial and material term hereof.

46.  SCHEDULES:  The following is a list of Schedules attached to this
     Agreement:

     Schedule No. 1 - Software License Agreement
     Schedule No. 2 - Software Development Agreement
     Schedule No. 3 - Software Support and Maintenance Agreement

47.  EXHIBITS:  The following is a list of Exhibits attached to this Agreement:

     Exhibit A - Designated Representatives
     Exhibit B - Invoice Format


The parties intending to be legally bound have caused this Agreement to be executed by their duly authorized representatives.

Time Warner Communications                  MetaSolv Software, Inc.
     Holdings, Inc.

/s/ Stephen A. McPhie                       /s/ Michael J. Watters
-----------------------------------         -----------------------------------
(Authorized Signature)                      (Authorized Signature)


    Stephen A. McPhie                           Michael J. Watters
-----------------------------------         -----------------------------------
(Print or Type Name of Signatory)           (Print or Type Name of Signatory)


    President                                   Chief Executive Officer
-----------------------------------         -----------------------------------
(Title)                                     (Title)


    May 7, 1998                                 May 15, 1998
-----------------------------------         -----------------------------------
(Execution Date)                            (Execution Date)

                                   EXHIBIT A

                                      TO

               MASTER LICENSE, DEVELOPMENT AND SERVICE AGREEMENT
               -------------------------------------------------


                                 Designated Representatives
                                 --------------------------


TWC (303-566-1000 - general number)
---

Bob Gaskins - Vice President & Project Manager
Ray Whinery - Senior Vice President
Graham Powers - Senior Vice President


MetaSolv (972-403-8300 - general number)
--------

Jon Hustis - General Counsel
Mike Watters - CEO

                                   EXHIBIT B

                                      TO

               MASTER LICENSE, DEVELOPMENT AND SERVICE AGREEMENT
               -------------------------------------------------


                                 Invoice Format
                                 --------------

                                SCHEDULE NO. 1

              TO MASTER LICENSE, DEVELOPMENT AND SERVICE AGREEMENT

This Schedule No. 1 is attached to and made a part of that certain Master License, Development and Service Agreement dated May 7, 1998 ("Master Agreement"), by and between Time Warner Communications Holdings, Inc. and MetaSolv Software, Inc.

                           SOFTWARE LICENSE AGREEMENT
                           --------------------------

This Software License Agreement ("Agreement") is entered into on May 7, 1998, by and between Time Warner Communications Holdings, Inc. ("TWC") and MetaSolv Software, Inc. ("MetaSolv").

In consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, TWC and MetaSolv agree as follows:

1. CERTAIN DEFINITIONS: The terms defined in this Article shall have the meanings set forth below whenever they appear in this Schedule, unless (a) the context in which they are used clearly requires a different meaning; or
     (b) a different definition is described for a particular Article or provision. Capitalized terms used, but not defined, in this Schedule shall have the meanings assigned to them in the Master Agreement.

     1.1. "Acceptance" (or "Accept" or "Accepted") means any one of the following: (1) TWC's written certification that the Licensed Materials or a specific portion of them conform in all material respects to the requirements of this Schedule (including the Software Requirements), which certification further states that TWC has accepted such Licensed Materials for purposes of this Schedule;
            (2) TWC's failure to provide a written rejection of the Licensed Materials or a specific portion of them during the Acceptance Period in accordance with Article 3 of this Schedule; or (3) TWC's production use of the Licensed Materials or a specific portion of them beyond the Acceptance Period and more than ten days after receipt of a written notice from MetaSolv that states that such continuing production use will be deemed to constitute "Acceptance" for purposes of this Schedule.

     1.2. "Acceptance Criteria" means that (a) there remain open no Critical or High severity level Incidents reported during the Acceptance Period, and (b) that Medium or Low severity level Incidents remaining open, if any, from such Acceptance Period, are not so numerous that the Software is not practically usable for production purposes. Such severity level Incidents are defined in the Software Support and Maintenance Agreement.

     1.3. "Acceptance Date" means the date that TWC Accepts the Licensed Materials or a specific portion of them.

     1.4. "Acceptance Period" means that period described in Section 3.1 of this Schedule.

     1.5. "Designated Operating Environment" means the hardware, third party software, peripherals and other equipment which have been approved by MetaSolv for use with the Software. The initial Designated Operating Environment shall be as described in the Original Statement of Work. TWC may, from time to time, propose additions, deletions or modifications to the Designated Operating Environment. MetaSolv shall consider such proposals in good faith and shall not unreasonably withhold its consent to any such proposal.

     1.6. "Escrow" means a secured environment which is provided by an escrow agent pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit C.
                              ---------

     1.7. "Implementation Plan" means that portion of the Original Statement of Work setting forth the schedule of activities, implementation schedule, and other requirements relating to the Services, as such Original Statement of Work may be amended from time to time in accordance with the Master Agreement.

     1.8. "Incident" means a reproducible failure of the Software to conform to the Software Requirements. Incidents can occur as a result of errors or failures in the Software or the User Manuals and Information.

     1.9. "Licensed Materials" means the Software and the User Manuals and Information.

     1.10. "Named User" means an individual who is authorized by TWC or its Affiliates to use the Licensed Materials under this Schedule. TWC or its Affiliates may replace a Named User with another from time to time, without thereby increasing the then current base of Named Users using the Licensed Materials, for example in the event of (a) the termination or resignation of such Named User, or (b) the transfer of the Named User to another department or geographic location, or (c) some other modification in such Named User's employment circumstances; provided, though, that this stated permission to replace individual Named Users from time to time does not create a "concurrent license" structure or its equivalent.

     1.11. [*]

     1.12. "Software" means (a) the software program(s) described in Exhibit A or any Order to this Schedule, (b) any software program(s) developed by MetaSolv, after

     * Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

           they have been finally Accepted by TWC, under the Software Development Agreement, and (c) any software programs provided as Updates pursuant to the Software Support and Maintenance Agreement.

     1.13. "Software Development Agreement" means an agreement, the terms and conditions under which MetaSolv shall develop custom software for TWC, substantially in the form attached to the Master Agreement as Schedule No. 2, as such agreement is amended from time to time.

     1.14. "Software Requirements" means the MetaSolv Telecom Business Solution
           (TBS) Software documentation describing the functional, performance, compatibility, operational and technical criteria or other requirements for the Software, including those described in Exhibit A hereto. MetaSolv agrees that it will not use its ability to make changes in the Software Requirements so as to materially, detrimentally affect the functionality of the Software for TWC.

     1.15. "Software Support and Maintenance Agreement" means an agreement, the terms and conditions under which MetaSolv provides TWC support and maintenance services, substantially in the form attached to the Master Agreement as Schedule No. 3, as such agreement is amended from time to time.

     1.16. "Source Code" means (i) a human-readable copy of the source code from which the Software is compiled or otherwise derived; (ii) a machine-readable copy of the source code in the appropriate computer language and storage media; and (iii) a copy of any and all other human-readable documentation or machine-readable code that is necessary to enable a data processing professional having ordinary skills and experience in computer programming to understand, maintain and modify the Software and compile or otherwise derive the Software from the source materials.

     1.17. "User Manuals and Information" means the specifications, user and operating manuals, guides, training materials and other documentation generally provided by MetaSolv to its customers with the Software licensed under this Schedule. User Manuals and Information may be presented as on-line manuals and documentation or hard copy paper manuals and documentation. An initial version of the User Manuals and Information for TBS Software Version 3.0 have been provided to TWC by MetaSolv prior to the signing of this Schedule in the form of a CD-ROM version of documentation for TBS Software Version 3.0.

2.   LICENSED MATERIALS LICENSE:

     2.1. Grant of License, and Restrictions. MetaSolv hereby grants to TWC and its Affiliates a nonexclusive, perpetual and fully-paid license to use Licensed Materials in the United States and Canada, solely for their own internal data processing operations in connection with their respective businesses, up to any applicable maximum number of Named Users, or other limitation specified on the Order, plus a reasonable number of copies to support TWC's normal archival, disaster recovery and data recovery procedures. Except as otherwise provided in the Master Agreement, TWC and its Affiliates shall have no right to assign, sublicense or transfer the Licensed Materials. TWC and its Affiliates may not use the Software for third-party training, commercial timesharing, rental or service bureau use. Except as otherwise specifically authorized by this Schedule: TWC and its Affiliates shall not copy, modify, sublicense, distribute, transfer, reverse engineer or reverse compile the Software, nor shall TWC or its Affiliates prepare derivative works incorporating the Software. Neither TWC, its Affiliates nor their personnel having had access to the Software or documentation may use it to design software with similar or competitive functionality for distribution to third parties, nor to distribute or deliver educational courses or materials based on the Software or documentation to persons other than to TWC, its Affiliates, or their contractors, and then only for the purpose of providing Software-related services to TWC and its Affiliates. Title and ownership rights to Licensed Materials, in their original form and any modified version, shall remain with MetaSolv and its applicable licensors, provided that where modification of any Licensed Materials is expressly permitted by this Schedule or by written communication from MetaSolv, title and ownership rights to non-MetaSolv material that TWC or its Affiliates incorporate into a modified or derivative version of the Licensed Materials shall remain with TWC and its Affiliates, or their third-party licensor. This paragraph does not authorize modification of the Licensed Materials. TWC shall have the right to reproduce the Licensed Materials for internal use, subject to the restrictions on use and disclosure set forth in this Schedule and in the Master Agreement.

     2.2. Software Installation. MetaSolv shall install the Software on the Designated Operating Environment in accordance with the Implementation Plan or the applicable Order, if installation is required by their terms. Upon such installation, MetaSolv warrants that the Software will function in the Designated Operating Environment in accordance with the Software Requirements.

     2.3. User Manuals and Information. Immediately upon the execution of this Schedule and an applicable Order for Software, MetaSolv shall supply to TWC a copy of the User Manuals and Information sufficient to allow a user qualified in the subject matter of the application to use the Software. MetaSolv hereby grants to TWC a license to copy the User Manuals and Information for TWC's internal use, subject to the Named User restrictions for the applicable Software. Such copies shall retain MetaSolv's copyright notices and markings indicating their proprietary nature. TWC may modify, correct or enhance the User Manuals and Information in any manner, and all proprietary rights including copyrights to non-MetaSolv material that TWC or its Affiliates incorporate into such a modified or derivative version of the Licensed Materials shall remain exclusively with TWC and its

           Affiliates, or their third-party licensor to the extent that the modifications do not embody any material proprietary to MetaSolv. MetaSolv shall not in any way be responsible to TWC for any losses, damages, claims or liabilities of TWC or its Affiliates arising in connection with such modifications, corrections or enhancements.

     2.4. Training. MetaSolv shall provide training, including, without limitation, train the trainer programs, with respect to use of the Software, on the terms set forth in any Statement of Work or applicable Order.

     2.5. Support and Maintenance. During any applicable Warranty Period and at any time thereafter, for so long as (a) TWC's license for the Software remains in effect, (b) TWC has kept current its purchases of maintenance support for the Software, and (c) MetaSolv provides maintenance support services for the Software to its end-users generally, TWC may purchase maintenance support services under the Software Support and Maintenance Agreement. MetaSolv shall provide TWC with written notice if at any time MetaSolv wishes to generally discontinue providing standard maintenance support services for the Software to its customers. Upon written request from TWC, which request must be made within 90 days following the receipt of MetaSolv's notice of proposed discontinuance, MetaSolv will continue to provide standard maintenance support to TWC for the period specified by TWC in its request, not to exceed two years from the end of the maintenance support term then in effect. A general discontinuance of standard maintenance support does not include MetaSolv's cessation of support for a particular release or version of the Software, if MetaSolv continues to provide standard maintenance support for a subsequent release or version of the Software running on a then generally accepted version or release of substantially the same hardware, operating system and database platform components.

     2.6. Bankruptcy. If a Trustee or MetaSolv as a debtor-in-possession in an action under the United States Bankruptcy Code rejects or attempts to reject this Schedule or any license granted hereunder, TWC may elect to retain its rights under this Schedule, in accordance with the Bankruptcy Code, and, in such event, TWC shall be entitled to retain and use one or more copies of the Licensed Materials to the extent permitted under this Schedule, including, without limitation, computer software and utilities in both source and object code form, documentation and associated peripheral information. Failure by TWC to assert its rights or to retain its benefits to the Licensed Materials pursuant to the Bankruptcy Code under an executory contract rejected by a Trustee or MetaSolv as a debtor-in-possession shall not be construed as a termination of this Schedule by TWC under the Bankruptcy Code.

     2.7. Source Code License. MetaSolv shall offer TWC the option, for all MetaSolv Software products licensed under this Schedule, provided that TWC has then continued to purchase and pay for maintenance support under the Software Support and Maintenance Agreement, at any time to convert the object code licenses granted in Section 2.1 to a Source Code license upon payment by TWC of an amount equal to [*] of the license and development fees paid by TWC under this Schedule and the Software Development Agreement for all of the Licensed Materials. If TWC has previously exercised the Source Code option under this
           Section 2.7 and MetaSolv thereafter delivered additional Licensed Materials pursuant to the Software Development Agreement for which TWC wishes to acquire a Source Code license, the purchase price shall be [*] of the license and development fees paid by TWC under the Software Development Agreement for such additional Software. TWC shall be entitled to exercise such option upon written notice to MetaSolv at any time during which MetaSolv is required to maintain a Source Code escrow arrangement under this Schedule. Upon exercise of this option, TWC shall be entitled to use the Source Code to use, display, perform, copy, modify, have modified, improve, prepare derivative works of, maintain and support the Software, in the United States and Canada, solely for the internal data processing operations of TWC and its Affiliates, in connection with their respective businesses. Except as stated in the preceding sentence, the license to use Source Code shall be subject to the limitations and restrictions applicable to the object code under this Schedule and the Order. Nothwithstanding anything to the contrary, this Section
           2.7 shall not apply to any Software which MetaSolv has identified in writing as being owned by or licensed from a third party which is not an affiliate of MetaSolv. MetaSolv shall notify TWC in writing of any Software subject to the exclusion in the preceding sentence, either prior to or within 30 days after delivery of the object code subject to such exclusion.

     2.8. Termination by MetaSolv. Notwithstanding anything in the Master Agreement or any Schedule thereto to the contrary, MetaSolv shall only be entitled to terminate the license granted in this Article following (a) a material breach by TWC of a restriction upon use of the Licensed Materials as set forth in Section 2.1, (b) a material breach by TWC under Article 21 of the Master Agreement relating to the Licensed Materials, or (c) a failure by TWC to make a payment when due under Article 4 of this Schedule, provided that any such breach as described in clauses (a), (b) and (c) herein is not cured within 30 days after written notice thereof from MetaSolv, which notice shall describe the breach in reasonable detail and shall specifically state that MetaSolv may terminate the license pursuant to this Section, and provided further that a termination pursuant to clause (c) herein shall only apply with respect to that portion of the license for which payment has not been made, or (d) a cessation of the license under Section 6.2 or 23.3 of the Master Agreement.

     * Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     2.9. Disposition of Software Upon Termination. Upon termination of the license granted under this Article TWC and its Affiliates shall destroy all copies of the Licensed Materials for which the license has been terminated, and TWC shall certify such destruction by written notice to MetaSolv within fifteen days of such termination.

3.   ACCEPTANCE:

     3.1. Acceptance Period; Access for Testing. Except as otherwise provided herein, the Acceptance Period for Software provided pursuant to this Schedule shall begin on the date that MetaSolv notifies TWC in writing that the Software has been installed and is ready for use by TWC and shall end 30 days later or upon earlier Acceptance by TWC. Notwithstanding the foregoing, there shall be no Acceptance Period for additional Named User licenses which have been ordered after TWC has Accepted the underlying Software to which such additional Named User licenses relate, and such additional Named User licenses shall be deemed to be Accepted once the Software has been modified, if necessary, to permit its use by the additional Named Users. The Acceptance Period and Acceptance processes described in this Schedule shall not apply to Developments that become Software by Acceptance under the Software Development Agreement; instead, for such Developments, the Acceptance processes described in the Software Development Agreement shall apply. The Acceptance Period and Acceptance processes described in this Schedule shall not apply to Updates that become Software under the Software Support and Maintenance Agreement; instead, for such Updates, the processes described in the Software Support and Maintenance Agreement shall apply.

     3.2. Non-Acceptance; Retesting. If TWC reasonably determines during the Acceptance Period that the Software (or its installation) or the User Manuals and Information do not conform in all material respects to the Acceptance Criteria, then TWC shall promptly notify MetaSolv in writing of its rejection of the Software (or, in the sole discretion of TWC, the nonconforming portion thereof), and shall specify in reasonable detail such nonconformity. MetaSolv shall have a period of 30 days from the date of the notice (the Correction Period) in which to correct the identified nonconformities, or to establish that the Software does conform to the Acceptance Criteria. TWC will have an additional acceptance period of 30 days (the Extended Acceptance Period) to determine whether the Software (or its installation) or the User Manuals and Information, as corrected by MetaSolv, conforms to the Acceptance Criteria. The Extended Acceptance Period shall begin on the date that MetaSolv delivers to TWC written notice that the nonconformities have been corrected or that there were no noncomformities, and, if necessary, that the corrected Software has been delivered (or if installation is included in the Order, then reinstalled) and is ready for use and shall end 30 days later or upon earlier Acceptance by TWC. If the Software (or its reinstallation) or the User Manuals and Information still do not conform in all material respects to the Acceptance Criteria, TWC may, at its option, either
           (a) again reject the Software (or, in the sole discretion of TWC, the nonconforming portion thereof) and terminate the applicable Order and/or license, (b) reject the Software (or, in the sole discretion of TWC, the nonconforming portion thereof) and provide MetaSolv a further written notice of the nonconformities and an additional opportunity to correct such nonconformities in the manner provided above, or (c) Accept the Software despite the nonconformities, and provide MetaSolv with further written notice of such nonconformities, requiring MetaSolv's correction of such nonconformities in accordance with the warranty and support requirements of this Schedule and the Software Maintenance and Support Agreement. Termination of an Order or license or portion thereof under this Section shall be effected by TWC giving written notice to MetaSolv of such termination. If TWC Accepts some portion of the Software and rejects another portion of the Software in accordance with this Section, TWC shall be entitled to retain and use that portion of the Software which TWC has Accepted, together with any related User Manuals and Information, in accordance with the rights and obligations granted in this Schedule. TWC may not in any event reject the Software after it has Accepted the Software.

     3.3. TWC's Rights Upon Termination After Non-Acceptance. Upon TWC's termination of an Order or applicable license or portion thereof pursuant to this Article, MetaSolv shall return to TWC all license fee payments made to MetaSolv with respect to the applicable Order or license under this Schedule within twenty days following TWC's termination notice.

4.   LICENSED MATERIALS LICENSE FEE:

     4.1. License Fees. In consideration of the Licensed Materials license granted herein, TWC shall pay to MetaSolv licensee fees as stated in Exhibit A of this Schedule, and in any subsequent Order for Software licenses.

     4.2. Increases in TWC users. TWC and its Affiliates may add additional Named Users to use the Software, in excess of any Named User limitations applicable under the applicable Order and this Schedule, by the execution of an Order for the additional Named Users, and payment of the additional license fees set forth in Exhibit A, or if none are stated Exhibit A, then such license fees as it may negotiate with MetaSolv, but not more than MetaSolv's then current list price license fees applicable to such incremental purchase of Named User licenses. [*] Metasolv shall be entitled to increase such license fees only one time during any calendar year by providing 60 days' prior written notice to TWC of such increase.

     * Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     4.3. Payment. Payment of the license fees shall be as set forth in Exhibit A of this Schedule, or as stated in the applicable Order.

     4.4. Verification. At MetaSolv's written request, not more frequently than annually, TWC shall furnish MetaSolv with a signed certification within 10 days, verifying that the Software is being used pursuant to the provisions of this Schedule, including any Named User and other limitations, and listing the Named Users authorized to use the Software during the preceding year, and the locations, generic types of the systems on which the Software has been run during that period. MetaSolv may, at its expense, through its third party certified public accounting firm, audit TWC's and its Affiliates' use of the Software. Any such audit shall be conducted during regular business hours at TWC's and its Affiliate's facilities and shall not unreasonably interfere with their business activities. If an audit reveals that TWC has underpaid fees to MetaSolv, TWC shall be invoiced for such underpaid fees based on the current list price in effect at the time the audit is completed. Audits shall be conducted not more than once annually.

5. ESCROW: MetaSolv has placed a copy of the entire Source Code for the Software, together with all related listings and documentation in Escrow pursuant to the Escrow Agreement. Immediately upon execution of this Schedule, MetaSolv shall notify the Escrow Agent that the TWC is entitled to contract with the Escrow agent for the rights of a licensee under the Escrow Agreement. MetaSolv and TWC each agree to pay one-half of all costs, fees and expenses required to be paid by a licensee under the Escrow Agreement as provided therein. MetaSolv shall place a copy of the entire Source Code for any updates to or new versions of the Software in Escrow in accordance with the Escrow Agreement and this Article as such updates or new versions become available.

6.   WARRANTIES:

     6.1. Licensed Materials. MetaSolv warrants that during the Warranty Period and any period in which TWC is entitled to receive software support and maintenance services under the Software Support and Maintenance Agreement, the Licensed Materials then covered under the Software Support and Maintenance Agreement shall perform the functions described in the Software Requirements, and shall be free from defects in workmanship or material, if properly used in accordance with the Software Requirements instructions and specifications. During such period, if the warranty is breached, MetaSolv shall take action to repair or replace defective Licensed Materials, in accordance with its obligations under the Software Support and Maintenance Agreement. For any breach of a warranty stated in this Section, TWC shall promptly notify MetaSolv in writing of the defect during the Warranty Period, and provide documentation and examples to enable MetaSolv to reproduce the alleged defect. This warranty shall not be voided by TWC's modification of the Software or combination of the Software with other software or equipment outside of the Designated Operating Environment so long as MetaSolv can reasonably discharge its warranty obligations either
           (a) without a material increase in time or cost caused by such modifications or, (b) following their removal by TWC. This warranty shall not apply with respect to modifications made to the Software by TWC, including but not limited to those following TWC's exercise of its right to acquire a Source Code license to the Software, except as specifically agreed by MetaSolv in writing.

     6.2. Software Traps. MetaSolv warrants that to the best of its knowledge, at the time of delivery, no portion of the Software as delivered shall contain any software "Virus", as defined herein. For the purposes of this Schedule, "Virus" shall mean a set of computer instructions which are self-replicating or self-propagating and are designed to contaminate the Software, to consume computer resources without regard to the performance of an intended function or modify, destroy, record or transmit data or programming without the intent or permission of the user. MetaSolv further warrants that prior to the delivery of any Software to TWC or its Affiliates, MetaSolv will use reasonable efforts to detect and screen out any Virus through the use of the current version of one or more virus detection programs. MetaSolv further warrants that, at the time of delivery, no portion of the Software as delivered shall contain any "Disabling Device", as defined herein. For the purposes of this Schedule, "Disabling Device" shall mean any software routines or hardware components designed by MetaSolv or a third party Software vendor to permit unauthorized access, to disable or erase software, hardware or data, or to perform any other such actions which will have the effect of materially impeding the normal and expected operation of the Software.

     6.3. Year 2000 Compliant. MetaSolv warrants that the Software shall include calendar year 2000 date conversion and compatibility capabilities, including date data century recognition, same century and multiple century formula and date value calculations and user interface date data values that reflect the century. Specifically, the Software will (a) manage and manipulate data involving dates, including single century and multiple century dates and such operations will not cause an abort or result in the generation of incorrect values or invalid output due to the involvement of such dates, and (b) include the indication of the correct century in all date related user interface functionalities. MetaSolv further represents and warrants that the Software will correctly recognize and process the date of February 29, and any related data, during leap years. Notwithstanding anything in the Master Agreement or any Schedule thereto to the contrary, the warranty made in this Section shall extend until December 31, 2001.

     6.4. Ownership; Authority. MetaSolv warrants that it has full power and authority to grant the licenses and the rights granted under this Schedule to TWC with respect to the Licensed Materials without the consent of any other person or entity. Neither the license to and use by the TWC of the Licensed Materials (including the copying thereof) nor the performance of any Services by MetaSolv will in any way constitute an infringement or other violation of any IP Rights or other rights of any third party.

     6.5. MetaSolv shall, at no expense to TWC, correct any failure to fulfill any of the above warranties, provided that it is given notice of such failure within the applicable warranty period. For any warranty claim under this Article, TWC's remedies shall be those set forth herein and in the Master Agreement and the Software Support and Maintenance Agreement and shall be subject to the applicable limitations set forth therein. In addition, during the term of the Software Support and Maintenance Agreement, MetaSolv shall provide TWC the services set forth therein.

7. SURVIVAL: Sections 3.3 and 4.4 shall survive the completion, expiration, termination or cancellation of this Schedule.

8. ENTIRE AGREEMENT: This Schedule, together with the Master Agreement and all Orders, Statements of Work, exhibits and attachments hereto shall constitute the entire agreement between the parties with respect to the subject matter of this Schedule.

9. EXHIBITS: The following is a list of Exhibits and Statements of Work attached to this Schedule:

     Exhibit A - Initial Software Order and Terms
     Exhibit B - Form of Escrow Agreement

The parties intending to be legally bound have caused this Agreement to be executed by their duly authorized representatives.

Time Warner Communications          MetaSolv Software, Inc.
     Holdings, Inc.

/s/ Stephen A. McPhie               /s/ Michael J. Watters
---------------------------------   --------------------------------------
(Authorized Signature)              (Authorized Signature)

Stephen A. McPhie                   Michael J. Watters
---------------------------------   -------------------------------------
(Print or Type Name of Signatory)   (Print or Type Name of Signatory)

President                           Chief Executive Officer
---------------------------------   -------------------------------------
(Title)                             (Title)

May 7, 1998                         May 15, 1998
---------------------------------   -------------------------------------
(Execution Date)                    (Execution Date)

                                   EXHIBIT A
                                      TO
                          SOFTWARE LICENSE AGREEMENT
                          --------------------------

Initial Software Order and Terms

1. Order. TWC hereby orders, pursuant to the terms of the Schedule to which this Exhibit A is attached, the MetaSolv TBS Software Version 3.0 Licensed Materials and associated Named User licenses described in this Exhibit A. An initial version of the User Manuals and Information for TBS Software Version 3.0 have been provided to TWC by MetaSolv prior to the signing of this Schedule in the form of a CD-ROM version of documentation for TBS Software Version 3.0.

2. Requested Delivery Date. TWC requests immediate delivery upon execution of this Schedule.

3. License Price. The license price for TBS Software v.3.0 Licensed Materials and Named User licenses described in this Exhibit A is [*]

4. Payment Terms. Payment terms for the total price of [*] for Licensed Materials and Named User licenses described in this Exhibit A are as follows:

     [*]

     Notwithstanding that the license payments under this Exhibit A are for Version 3.0 of TBS Software and Named User licenses to be delivered under this Exhibit A, and not for the Deliverables described in the Software Development Agreement, the payments due at the time of Acceptance of the Final Report shall be subject to the terms provided for "Holdback Amounts" under the Software Development Agreement.

5. Standard Maintenance Support. MetaSolv shall provide software maintenance and support for the Licensed Materials described in this Exhibit A during the Warranty Period as described in Section 10.9 of the Master Agreement, and thereafter in accordance with the terms, conditions and fees described in the Software Maintenance and Support Agreement. Notwithstanding anything to the contrary in the Master Agreement or this Exhibit, the initial period of standard maintenance support (i.e., the Warranty Period) for the TBS
     v.3.0 Licensed Materials delivered under this Exhibit shall end upon [*]


* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

6. Named Users. The Licensed Materials are licensed under this Exhibit A to [ * ] Named Users. Named User licenses are also applicable to the use of Developments under the Software Development Agreement, when those Developments are included as Licensed Materials under this Schedule, in accordance with the terms of the Software Development Agreement.

7. Pricing for Additional Named User Licenses. MetaSolv agrees that TWC may purchase additional Named User licenses for the Licensed Materials at the following prices:

             Number of Named Users            Price Per Named User
                [ * ]                                [ * ]


     Pricing shall remain in effect through [ * ] Thereafter, MetaSolv may increase such license fees each calendar year [ * ]


* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

8. Included Product Components. MetaSolv TBS Product v.3.0 components included under this Exhibit A are as follows:

------------------------------------------------------
MetaSolv Software Inc.
 TBS(TM) v.3.0 Product Line

           Product

           Order Management Subsystem
           Internal Service Request Module
           Service Provisioning Subsystem
           Network Design Subsystem
           Equipment Administration Module
           Basic Network Design Module
           Work Management Subsystem
           Data Management Subsystem

           Trouble Management Subsystem
           ASR Module
           USO Module
           PSR Module
           Customer Management Module
           Product Catalog Module
           Plant Administration Module
           Telephone Number Administration
           Module
           SONET Network Design Module
           ASR/ISI Gateway
           OSI/NetExpert Transport Gateway
           OSI/NetExpert Switch Gateway
           Location and Routing Gateway
           Network Inventory Tool
           Background Processor

------------------------------------------------------

                                   EXHIBIT B

                                      TO

                          SOFTWARE LICENSE AGREEMENT
                          --------------------------

                           Form of Escrow Agreement
                           ------------------------

The software escrow agreement executed by MetaSolv with Data Securities International shall serve as the Escrow Agreement applicable to this Master Agreement, and TWC may contract directly with Data Securities International to participate as an escrow beneficiary under the terms of such Escrow Agreement.

                       MASTER PREFERRED ESCROW AGREEMENT

                          Master Number 1305125-00001
                                        -------------

This Agreement is effective February 4, 1997 among Data Securities International, Inc. ("DSI"), MetaSolv Software, Inc. ("Depositor") and any party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. Preferred Beneficiary has determined that it needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 -- DEPOSITS

1.1  Obligation to Make Deposit. Upon the signing of this Agreement by the
     --------------------------
parties, including the signing of the Acceptance Form, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") identified on Exhibit A. Exhibit A is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2  Identification of Tangible Media. Prior to the delivery of the deposit
     --------------------------------
materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3  Deposit Inspection. When DSI receives the deposit materials and the Exhibit
     ------------------
B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4  Acceptance of Deposit. At completion of the deposit inspection, if DSI
     ---------------------
determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5  Depositor's Representations. Depositor represents as follows:
     ---------------------------

     a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

     b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

     c. The deposit materials are not subject to any lien or other encumbrance that would interfere with the performance of this Agreement; and

     d. The deposit materials consist of the proprietary information and other materials identified in Exhibit A.

1.6  Verification. Preferred Beneficiary shall have the right, at Preferred
     ------------
Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI or Preferred Beneficiary's election an independent person or company selected by the party so electing and supervised by DSI, may perform the verification.

1.7  Deposit Updates. Unless otherwise provided by the license agreement,
     ---------------
Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8  Removal of Deposit Materials. The deposit materials may be removed and/or
     ----------------------------
exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1  Confidentiality. DSI shall maintain the deposit materials in a secure,
     ---------------
environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement and will endeavor in good faith not to release or disclose such deposit materials until the parties have had an opportunity to challenge the subpoena or order. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2  Status Reports. DSI will issue to Depositor and Preferred Beneficiary a
     --------------
report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3  Audit Rights. During the term of this Agreement, Depositor and Preferred
     ------------
Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1  Title to Media. Depositor hereby transfers to DSI the title to the media
     --------------
upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights, nor any rights to use, distribute, copy, display, or make derivative works from such proprietary information and materials, except as otherwise expressly stated in the terms of this Agreement.

3.2  Right to Make Copies. DSI shall have the right to make copies of the
     --------------------
deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3  Right to Sublicense Upon Release. As of the effective date of this
     --------------------------------
Agreement, Depositor hereby grants to DSI a non-exclusive, irrevocable, perpetual and royalty-free license to sublicense the deposit materials to Preferred Beneficiary upon the release, if any, of the deposit materials in accordance with Section 4.5 below. Except upon such a release, DSI shall not sublicense or otherwise transfer the deposit materials.

ARTICLE 4 -- RELEASE OF DEPOSIT

4.1  Release Conditions. As used in this Agreement, "Release Conditions" shall
     ------------------
mean any one or more of the following.

     a. Depositor fails or neglects to make reasonable, good faith and timely efforts to perform any material obligation relating to maintenance or support under the Software Support and Maintenance Agreement dated May 7, 1998 between Depositor and Preferred Beneficiary (the
          "Support Agreement"), including without limitation warranty obligations under the Software License Agreement dated May 7,
          1998 between Depositor and Preferred Beneficiary (the "License Agreement"), and such failure, if capable of cure, is not cured by Depositor within a period of 30 days after Preferred Beneficiary has provided Depositor written notice of such failure.

     b. Depositor discontinues providing maintenance and support services to Preferred Beneficiary under the terms and conditions set forth in the Support Agreement following a decision by Depositor that it will generally discontinue providing standard maintenance and support services for its TBS product to its customers. A general discontinuance of standard maintenance and support does not include
          (i) Depositor's cessation of support for a particular release of version of the TBS product, if Depositor continues to provide standard maintenance and support for a subsequent release or version of the TBS product running on a then generally accepted version or release of substantially the same hardware, operating system and database platform components; or (ii) an assignment by Depositor of the Support Agreement in its entirety, which assignment is made in compliance with the Master License, Development and Service Agreement dated
          May 7, 1998 between Depositor and Preferred Beneficiary; or
          (iii) an assignment by Depositor of the Support Agreement in its entirety, which assignment is made after the "Fixed Price Support Period," as such term is defined in the Support Agreement, to an entity which has acquired the TBS product from Depositor, provided that (a) Preferred Beneficiary determines in good faith that the assignee is capable, financially and otherwise, of performing Depositor's obligations under the Support Agreement and (b) the assignee has accepted the assignment in writing.

     c. Depositor fails to provide a reasonably effective "Bypass" or "Fix" to one or more [*] severity level "Incidents" within [*] after receiving notice from Preferred Beneficiary of such "Incident" together with all information reasonably required by the "Customer Support Program." Terms used in the preceding sentence and enclosed in parenthesis shall have the meanings set forth in the Support Agreement.

4.2  Filing For Release. If Preferred Beneficiary believes in good faith that a
     ------------------
Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3  Contrary Instructions. From the date Depositor receives the notice
     ---------------------
requesting release of the deposit materials, Depositor shall have fifteen days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured, or that Preferred Beneficiary is otherwise not legally entitled to such release. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficially by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficially that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement (Section 7.3). Subject to Section 5.2, DSI will continue to store the deposit materials without release pending
(a) joint instructions from Depositor and Preferred Beneficiary, (b) resolution pursuant to the Dispute Resolution provisions, or (c) order of a court.

4.4  Release of Deposit. If DSI does not receive Contrary Instructions from the
     ------------------
Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI, other than a release pursuant to Paragraph 4.1(c), following which this Agreement shall remain in full force and effect until terminated in accordance with Paragraph 5.1(a).

4.5  Use License Following Release. Unless otherwise provided in the license
     -----------------------------
agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have a non-exclusive, non-transferable, irrevocable right to use or have used the deposit materials for the sole purpose of continuing the Standard Maintenance Support benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.

ARTICLE 5 -- TERM AND TERMINATION

5.1  Term of Agreement. The initial term of this Agreement is for a period of
     -----------------
one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow agreements.

5.2  Termination for Nonpayment.  In the event of the nonpayment of fees owed to
     --------------------------
DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3  Disposition of Deposit Materials Upon Termination. Upon termination of this
     -------------------------------------------------
Agreement by joint instruction of Depositor and Preferred Beneficiary, or upon removal under Paragraph 1.8 above, followed by appropriate written instructions from Depositor, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with such instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4  Survival of Terms Following Termination. Upon termination of this
     ---------------------------------------
Agreement, the following provisions of this Agreement shall survive:

     a.   Depositor's Representations (Section 1.5).

     b. The obligations of confidentiality with respect to the deposit materials.

     c. The licenses granted in the sections entitled to Right of Sublicense Upon Release (Section 3.3) and Use License Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination.

     d.   The obligation to pay DSI any fees and expenses due.

     e.   The provisions of Article 7.

     f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6 -- DSI'S FEES

6.1  Fee Schedule. DSI is entitled to be paid by Depositor and Preferred
     ------------
Beneficiary in equal shares its standard fees and expenses applicable to the services provided. DSI shall notify both Depositor and Preferred Beneficiary at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2  Payment Terms. DSI shall not be required to perform any service unless the
     -------------
payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1  Right to Rely on Instructions. DSI may act in reliance upon any
     -----------------------------
instruction, instrument, or signature as provided for under this Agreement and reasonably believed by DSI to be genuine. DSI may assume that any employee of Preferred Beneficiary who gives any written notice, request, or instruction for Preferred Beneficiary has the authority to do so; DSI may assume that any employee of Depositor who represents him or herself as the President or Chief Executive Officer of Depositor who gives any written notice, request or instruction for Depositor has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2  Indemnification. DSI shall be responsible to perform its obligations under
     ---------------
this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating to any dispute relating to or arising from this Agreement.

7.3  Dispute Resolution. Any dispute relating to or arising from this Agreement
     ------------------
shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association (the "AAA Rules"). Any dispute relating to or arising from Section 4 will proceed under the expedited procedures of the AAA Rules and will be concluded within thirty days of the commencement thereof. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Chicago, Illinois U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4  Controlling Law. This Agreement is to be governed and construed in
     ---------------
accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5  Notice of Requested Order. If any party intends to obtain an order from
     -------------------------
the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

     a.   Give DSI at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

ARTICLE 8 -- GENERAL PROVISIONS

8.1  Entire Agreement. This Agreement, which includes the Acceptance Form and
     ----------------
the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except Exhibit A need not be signed by DSI and Exhibit B need not be signed by Preferred Beneficiary.

8.2  Notices. All notices, invoices, payments, deposits and other documents and
     -------
communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail and all notices and other communications shall be effective upon receipt.

8.3  Severability. In the event any provision of this Agreement is found to be
     ------------
invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4  Successors. This Agreement shall be binding upon and shall inure to the
     ----------
benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

Metasolv Software, Inc.                 Data Securities International, Inc.
Depositor                               DSI


     /s/ Michael J. Watters                  /s/ Lisa G. Reis
By: _____________________________       By: _____________________________

        Michael J. Watters                      Lisa G. Reis
Name: ___________________________       Name: ___________________________

        Chief Executive Officer                 Regional Escrow Manager
Title: __________________________       Title: __________________________

        February 4, 1997                        February 4, 1997
Date: ___________________________       Date: ___________________________

                                ACCEPTANCE FORM

                         Account Number 1305125-00001
                                        -------------

Time Warner Communications Holdings, Inc. hereby (i) acknowledges that it is the Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective February 4, 1997 with Data Securities International, Inc. as the escrow agent and Metasolv Software as the Depositor and (ii) agrees to be bound by all provisions of such Agreement.

                                   Time Warner Communications Holdings, Inc.


                                   By: _____________________________________
                                   Name: ___________________________________
                                   Title: __________________________________
                                   Date: ___________________________________

Notices and communications
should be addressed to:            Invoices should be addressed to:

Company Name: ___________________  _________________________________________
Address: ________________________  _________________________________________
         ________________________  _________________________________________
         ________________________  _________________________________________
Designated Contact: _____________  Contact: ________________________________
Telephone: ______________________  _________________________________________
Facsimile: ______________________  _________________________________________

Depositor hereby enrolls Preferred Beneficiary to the following account(s):

Account Name                       Account Number
------------                       --------------

                                   1305125-00001
_________________________________  -----------------------------------------
_________________________________  _________________________________________
_________________________________  _________________________________________

Metasolv Software, Inc.            Data Securities International, Inc.
-----------------------            -----------------------------------
Depositor                          DSI

By: _____________________________  By: _____________________________________
Name:____________________________  Name: ___________________________________
Title: __________________________  Title: __________________________________
Date: ___________________________  Date: ___________________________________

                                                                       EXHIBIT C

                              DESIGNATED CONTACT

                          Master Number 1305125-00001
                                        -------------

Notices, invoices and communications
should be addressed to:

Company Name:  Metasolv Software, Inc.
Address:       5560 Tennyson Parkway
               Plano, TX 75024
Designated Contact:  Jonathan K. Hustis
Telephone:  972-403-8509
Facsimile:  972-403-8599

Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, deposit materials and        Invoice inquiries and fax remittances
notices to DSI should be addressed to:  to DSI should be addressed to:

DSI                                     DSI
Contract Administration                 Accounts Receivable
Suite 200                               Suite 1450
9555 Chesapeake Drive                   425 California Street
San Diego, CA 92123                     San Francisco, CA 94104

Telephone:  (619) 694-1900              (415) 398-7900
Facsimile:  (619) 694-1919              (415) 398-7914

Date: ___________________________

                                SCHEDULE NO. 2

              TO MASTER LICENSE, DEVELOPMENT AND SERVICE AGREEMENT

This Schedule No. 2 is attached to and made a part of that certain Master License, Development and Service Agreement dated May 7, 1998 ("Master Agreement"), by and between Time Warner Communications Holdings, Inc. and MetaSolv Software, Inc.

                  SOFTWARE DEVELOPMENT AND SERVICES AGREEMENT
                  -------------------------------------------

This Software Development Agreement ("Agreement") is entered into on May 7, 1998, by and between Time Warner Communications Holdings, Inc. ("TWC") and MetaSolv Software, Inc., ("MetaSolv").

In consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, TWC and MetaSolv agree as follows:

1. CERTAIN DEFINITIONS: The terms defined in this Article shall have the meanings set forth below whenever they appear in this Schedule, unless (a) the context in which they are used clearly requires a different meaning; or
     (b) a different definition is described for a particular Article or provision. Capitalized terms used, but not defined, in this Schedule shall have the meanings assigned to them in the Master Agreement.

     1.1 "Acceptance" (or "Accept" or "Accepted") means any one of the following: (1) TWC's written certification that the Developments and Services or a specific portion of them conform in all material respects to the requirements of this Schedule (including the Developments Documentation), which certification further states that TWC has accepted such Developments and Services for purposes of this Schedule; (2) TWC's failure to provide a written rejection of the Developments and Services or a specific portion of them during the Acceptance Period in accordance with Article 3 of this Schedule; (3) TWC's production use of any Developments or a specific portion of them beyond the Acceptance Period (other than production use which is made
          (i) in connection with the Pilot, (ii) after TWC has rejected such Developments or such portion in accordance with Article 3 of this Schedule, and (iii) prior to the termination of this Schedule as set forth in Section 3.2) and more than ten days after receipt of a written notice from MetaSolv that states that such continuing production use will be deemed to constitute "Acceptance" for purposes of this Schedule; or (4) any other event of Acceptance specifically and expressly defined as such in the Statement of Work. The term Acceptance can be used to apply to interim acceptance events involving phased development milestones and related payments. When the term Final Acceptance (or "Finally Accept" or "Finally Accepted") is used, it refers to the Acceptance of the Deliverables other than the Version
          3.4 Enhancements after commencement of Pilot for such Deliverables or to the final Acceptance of the Version 3.4 Enhancements, as the context may require. Acceptance does not imply a waiver of TWC's warranty or maintenance support rights under this Schedule 2, nor under the Software License Agreement or the Software Maintenance and Support Agreement.

     1.2 "Acceptance Criteria" means that (a) there remain open no Critical or High severity level Incidents reported during the Acceptance Period, and (b) that Medium or Low severity level Incidents remaining open, if any, from such Acceptance Period, are not so numerous that the Deliverable is not practically usable for development or production purposes. Such severity level Incidents are as defined pursuant to the Software Maintenance and Support Agreement.

     1.3 "Acceptance Period" means that period designated as such in the Statement of Work, during which TWC determines whether the Developments and Services, or an applicable portion of them, conform in all material respects to the Acceptance Criteria.

     1.4 "Dependencies" means the items or activities specifically identified in the Statement of Work which are to be delivered, provided or performed by TWC (or a third party supplier of TWC) during the course of the development, delivery or Acceptance of the Developments and/or Services and upon which the timely development, delivery or Acceptance of the Developments and Services is dependent.

     1.5 "Deliverables" includes all work product, including both Developments and Services, to be delivered by MetaSolv under the Statement of Work.

     1.6 "Developments" means the software programs, User Manuals and Information and other items to be developed and delivered by MetaSolv as described in the Original Statement of Work or a subsequent Statement of Work. "Developments" also includes the Version 3.4 Enhancements. All Developments under the Original Statement of Work are intended for incorporation into MetaSolv's standard commercially available products and services, and the parties shall consider both general commercial requirements of MetaSolv's existing and potential customer base and the requirements of TWC and its business during product design phases under the Statement of Work.

     1.7 "Developments Documentation" means (a) a written description of the functional, performance, compatibility, operational and technical criteria or other requirements for the Developments set forth in the Original Statement of Work and Exhibit C and (b) any other criteria or
                                         ----------
          requirements for the Developments that are set forth in a subsequent Statement of Work or otherwise mutually agreed to and expressly incorporated into this Schedule in writing by TWC and MetaSolv from time to time, all of which are incorporated by reference herein.

     1.8 "Final Delivery Date" means the date set forth in the Statement of Work by which MetaSolv shall provide all Developments and Services to TWC for Final Acceptance testing.

     1.9 "Holdback Amount" means the amount described as such in Section 5.2 of this Schedule.

     1.10 "Incident" means a reproducible failure of the Developments to conform to the Developments Documentation. Incidents can occur as a result of errors or failures in the Developments or the User Manuals and Information.

     1.11 "Pilot" means the Pilot Test process described in the Statement of Work.

     1.12 "Services" means the work to be performed by MetaSolv under this Schedule, including any and all labor and support necessary to perform the work specified in this Schedule.

     1.13 "Services Requirements" means (a) the description of the functional, performance, compatibility, operational and technical criteria or other requirements for the Services set forth in (1) the Implementation Plan and (2) the Statement of Work relating to the Services (for the period during which such Statement of Work is in effect) and (b) any other criteria or requirements for the Services that are set forth in a subsequent Statement of Work or otherwise mutually agreed to by TWC and MetaSolv from time to time, all of which are incorporated by reference herein.

     1.14 "Software" shall mean the licensed "Software", as such term is defined in the Software License Agreement.

     1.15 "Software License Agreement" means the agreement attached to the Master Agreement as Schedule No. 1, as such agreement is amended from time to time.

     1.16 "Software Support and Maintenance Agreement" means the agreement attached to the Master Agreement as Schedule No. 3, as such agreement is amended from time to time.

     1.17 "Source Code" shall have the meaning set forth in the Software License Agreement.

     1.18 "System" shall have the meaning set forth in Section 3.6.

     1.19 "User Manuals and Information" means the specifications, user and operating manuals, guides, training materials and other documentation for the Developments. User manuals and Information may be presented as on-line manuals and documentation or hard copy paper manuals and documentation.

     1.20 "Version 3.4 Enhancements" means the software programs, User Manuals and Information and other items to be developed and delivered by MetaSolv as described in Exhibit C.
                                   ---------

2.   DEVELOPMENT PROGRAM MANAGEMENT:

     2.1 Program Managers. MetaSolv and TWC each shall appoint a program manager (each, a "Program Manager") and shall notify the other of such appointment. The initial Program Managers for each of the parties shall be as specified in the Statement of Work. Except to the extent otherwise notified in writing, each Program Manager shall be authorized to act, on one hand on behalf of MetaSolv, and on the other hand on behalf of TWC, in all matters pertaining to this Schedule. MetaSolv and TWC shall be entitled to name replacement Program Managers by notice to the other. Each party recognizes the importance of management continuity to the success of this Schedule, and neither party will change its Program Manager without prior notice and opportunity for consultation with the other party, unless such change is necessitated by the termination of the Program Manager's employment with that party. Subject to the preceding requirement for prior notice and opportunity for consultation, either party shall have the sole discretion as to whether to change its Program Manager.

     2.2 Statement of Work. MetaSolv shall complete the development activities and provide the Developments and Services to TWC in accordance with the implementation schedule set forth in the Statement of Work and Exhibit C, and without regard to any adjustment made pursuant to
          ---------
          Section 5.1 of this Schedule. Failure to complete the activities necessary to provide the Developments and Services to TWC in accordance with the implementation schedule set forth in the Statement of Work and Exhibit C shall be a material breach of this Schedule
                      ---------
          which shall entitle TWC to terminate this Schedule, either as to a particular Deliverable (or nonconforming portion thereof) or in its entirety, in accordance with Article 6 of the Master Agreement.

     2.4 TWC Support. TWC shall commit on a timely basis the number and quality of resources which are reasonably required in order to meet TWC's responsibilities as set forth in the Statement of Work and Exhibit C.
                                                                     ---------

     2.5 Status Review Meetings. During the term of this Schedule, the parties' Program Managers shall participate in weekly status meetings with one another to review the status of the development activities and the acceptance of all Developments and Services. The Program Managers also shall discuss the development activities to be performed in the following week and coordinate acceptance testing, installation and training schedules. Additional technical personnel from both MetaSolv and TWC shall participate in such meetings as reasonably required. Additional meetings shall be held upon the reasonable request of either party. MetaSolv shall also provide to TWC a weekly written status report setting forth in reasonable detail the status of Developments, Services and any nonconformities or other issues relating to the development or acceptance of Developments and Services. Such report shall provide a severity rating, aging metrics, schedule to fix, expenditures to date vs. budget and other pertinent information as required by the Statement of Work to permit MetaSolv and TWC to better prioritize and manage the completion of the Developments and Services.

     2.6 Communications. In order to facilitate communications between the parties, the parties shall establish an E-Mail linkage which shall be available for communications with key members of MetaSolv's project team. Each party shall install software at its locations to facilitate such E-mail linkage, including, but not limited, a mutually acceptable encryption method to ensure that such E-Mail linkage is secure. In addition, TWC will provide and maintain a telecommunications line into TWC systems to permit MetaSolv access from remote locations to TWC systems to the extent agreed by the parties to be beneficial or necessary to support activities under this Schedule.

3.   ACCEPTANCE OF DEVELOPMENTS:

     3.1 Testing. TWC shall test all Developments and any Services not related to production of a Development in accordance with the Acceptance Test Procedures set forth in the Statement of Work and Exhibit C. The
                                                            ---------
          Acceptance Period for each Deliverable shall commence upon receipt of notice from MetaSolv confirming MetaSolv's delivery of the Deliverable and requesting that TWC commence acceptance testing and shall end at the earlier of (a) the expiration of the Acceptance Period for such Deliverable as stated in the Statement of Work or Exhibit C and (b)
                                                            ---------
          the Acceptance of the Deliverable by TWC.

     3.2  Rejection of a Deliverable.

          (a) If TWC reasonably determines during the Acceptance Period that the Deliverable does not conform in all material respects to the Acceptance Criteria, then TWC shall promptly notify MetaSolv in writing of its rejection of the Deliverable (or, in the sole discretion of TWC, the nonconforming portion thereof), and shall specify in reasonable detail such nonconformity. MetaSolv shall have the greater of 30 days or such other period as may be stated in the Statement of Work or Exhibit C from the date of the notice (the
                               ---------
          "Correction Period") in which to correct the identified nonconformities or to establish that the Deliverable does conform to the Acceptance Criteria. TWC will have an additional acceptance period (the "Extended Acceptance Period") to determine whether the Deliverables, as corrected by MetaSolv, conform to the Acceptance Criteria. Any rejection by TWC of a Deliverable shall be in writing, and shall specify in reasonable detail in what respects the Deliverable does not conform to the Acceptance Criteria. Such rejection shall also state TWC's prioritization of such defect within the severity categories required by the Statement of Work.

          During any Correction Period, TWC shall act reasonably and in good faith to provide prompt and complete responses to reasonable MetaSolv requests for information and testing. The length of the Extended Acceptance Period shall be determined by TWC with prompt written notification to MetaSolv, but shall not exceed the original Acceptance Period provided for such Deliverable under the Statement of Work or Exhibit C.
          ---------

          (b) If, after resubmission of the Deliverable by MetaSolv, the Deliverable still does not conform in all material respects to the Acceptance Criteria, then TWC may at its option and in writing either
          (i) again reject the Deliverable (or, in the sole discretion of TWC, the nonconforming portion thereof) and terminate this Schedule, either in its entirety or as to that Deliverable (or the nonconforming portion thereof), or (ii) again reject the Deliverable (or, in the sole discretion of TWC, the nonconforming portion thereof) and provide MetaSolv a further written notice of the nonconformities and an additional opportunity to correct such nonconformities in the manner provided above, or (iii) again reject the Deliverable (or, in the sole discretion of TWC, the nonconforming portion thereof) and provide MetaSolv a further written notice of the nonconformities and an additional opportunity to correct such nonconformities in the manner provided above, and at the same time instruct MetaSolv to proceed with the next stage of the development, as such development stages are generally described in Sections III.A or VI.A of the Statement of Work or Sections 1 through 6 of Appendix C of the Statement of Work (each a "Development Stage"), or (iv) Accept the Deliverable despite the nonconformities, and provide MetaSolv with further written notice of such nonconformities, requiring MetaSolv's correction of such nonconformities in accordance with the warranty and support requirements of this Schedule and the Software Maintenance and Support Agreement.

          (c) Termination under Section 3.2(b)(i) as to a particular Deliverable (or nonconforming portion thereof) shall be effected by TWC giving written notice to MetaSolv of such termination, and after the Extended Acceptance Period TWC will not be required to provide MetaSolv with a further opportunity to cure as to that Deliverable. Furthermore, if TWC will seek termination of this entire Schedule or the Master Agreement based upon MetaSolv's failure to correct nonconformities in a Deliverable under this Section, then notwithstanding Section 6.1 of the Master Agreement, TWC shall give notice of its intent to do so, and the applicable cure period under
          Section 6.1 of the Master Agreement will begin with the end of the Correction Period then in effect or as of the date of such notice if no Correction Period is then in effect, and will extend for the longer of 30 days or the maximum Extended Acceptance Period permissible (regardless of the actual Extended Acceptance Period) for that Deliverable under this Section.

          (d) In the event that TWC chooses in accordance with Section 3.2(b)(iii) to again reject the Deliverable (such rejected Deliverable at such Development Stage being hereinafter referred to as the "Rejected Deliverable") and at the same time instructs MetaSolv to proceed with the next Development Stage, then
          (A) TWC shall be deemed to have waived its right to then terminate this Schedule in accordance with Section 3.2(b)(i), either in its entirety or as to the Rejected Deliverable (or the nonconforming portion thereof), provided that MetaSolv shall be required to deliver the Rejected Deliverable at the end of the next Development Stage, and the failure to make such delivery shall be deemed to be a failure to deliver the Deliverable which is associated with such Development Stage, which shall entitle TWC to reject such Deliverable and, if TWC so chooses, to then make such termination; (B) TWC shall continue to make payments under Section 5.1 as if TWC had Accepted the Rejected Deliverable on the date TWC provides notice to proceed with the next Development Stage; and (C) if the Rejected Deliverable relates to Functionality Acceptance of TBS Software v.3.2 or 3.3, TWC shall be deemed to have made such Functionality Acceptance, but solely for purposes of avoiding the accrual of liquidated damages as set forth in
          Section 12.2. Rejection of the Rejected Deliverable and instructing MetaSolv to proceed with the next Development Stage shall not under any circumstances be deemed to be an Acceptance of the Rejected Deliverable for purposes of determining payments to be returned under
          Section 3.3. Upon a further rejection of the Rejected Deliverable at a subsequent Development Stage, where the nonconformities in the Rejected Deliverable have not been cured, and where TWC terminates for cause under Article 3 of this Schedule as to that Deliverable (or nonconforming portion thereof), or terminates for cause this entire Schedule, whether pursuant to this Article or otherwise, TWC shall be entitled to a refund of the payments made to MetaSolv under this Schedule with respect to the Rejected Deliverable, as a Deliverable not yet Accepted under Section 3.3 below, as well as any subsequent Deliverables not yet Accepted by TWC.

          (e) In the event that TWC chooses in accordance with Section 3.2(b)(iv) to Accept the Deliverable in spite of nonconformities, MetaSolv will, upon delivery of the conforming Software under the warranty and support requirements, provide TWC with adequate opportunity and cooperation to support TWC's testing or retesting of such delivery to substantially the same degree as such Software would have been tested had it been conforming at the time of its initial delivery.

     3.3 TWC's Rights Upon Termination For Cause. Upon TWC's termination for cause under Article 3 of this Schedule as to a particular Deliverable (or nonconforming portion thereof), or such termination for cause of this entire Schedule, whether pursuant to this Article or otherwise, MetaSolv shall return to TWC within five days following TWC's termination, (i) all payments made to MetaSolv under this Schedule with respect to that Deliverable (or the nonconforming portion thereof), in the case of the termination of this Schedule as to a particular Deliverable (or the nonconforming portion thereof), or (ii) all payments made to MetaSolv under this Schedule with respect to all Deliverables not yet Accepted by TWC, in the case of a termination of this Schedule. TWC shall be entitled to retain and use any Deliverables previously Accepted by TWC in accordance with this Schedule, and paid for either prior to or following a termination pursuant to this Section. Further, TWC may be entitled to retain all or some portion of the Holdback Amount in accordance with Section 12.1. Upon any such termination, TWC shall have the option to purchase the Source Code for the Software as set forth in Section 2.7 of the Software License Agreement, and may use credits against the purchase price to the extent provided for elsewhere in the Master Agreement or any Schedule thereto, in which case the Source Code to be provided (and the amount to be paid by TWC in connection with such exercise) shall include only the Source Code for the Licensed Materials provided pursuant to the Software License Agreement and the Source Code for any Developments that have been Accepted by TWC as of the date of such exercise. Regardless of whether TWC chooses to purchase the Source Code for the remainder of the Software, upon request from TWC, MetaSolv shall provide to TWC, without charge, the Source Code for any Developments (or the nonconforming portion thereof) which were rejected by TWC in accordance with Section 3.2; provided that MetaSolv shall provide such Source Code in the state in which it exists as of the date of termination and shall not be required to perform any additional development work with respect to such Source Code. TWC shall be entitled to use such Source Code to use, display, perform, copy, modify, have modified, improve, prepare derivative works of, maintain and support the Software, solely in connection with the business operations of TWC and its Affiliates, to the exact same extent and subject to the restrictions, ownership rights, and other terms and conditions provided for Software Source Code under the Software License Agreement. Notwithstanding anything in the Master Agreement to the contrary, and provided that MetaSolv exercised diligent, good faith and reasonable efforts to complete the development activities and provide the Developments and Services to TWC in accordance with the implementation schedule set forth in the Statement of Work and Exhibit C, TWC shall not be entitled to recover any further losses,
          ---------
          damages or expenses incurred by TWC as a result of a default by MetaSolv in failing to timely deliver a Deliverable pursuant to this Schedule, including without limitation recovery of any payments made to MetaSolv with respect to Deliverables previously Accepted pursuant to this Schedule. Such limitation shall apply regardless of whether TWC chooses to exercise its right to terminate this Schedule, either as to a particular Deliverable (or nonconforming portion thereof) or in its entirety. Such limitation shall not apply if MetaSolv has failed to exercise diligent, good faith and reasonable efforts to complete the development activities and provide the Developments and Services to TWC in accordance with the implementation schedule set forth in the Statement of Work and Exhibit C.
                                             ---------

     3.4 Inability to Test. MetaSolv shall not be deemed to have delivered a Deliverable if TWC is unable to perform all or any part of the Acceptance Test Procedures set forth in the Statement of Work with respect to such Deliverable because MetaSolv has not on a timely basis delivered one or more other Deliverables (including without limitation release notes) which are required by the Acceptance Test Procedures to be used in combination with the Deliverables to be tested.

     3.5 Dependencies. MetaSolv shall not be responsible for any delays in the development, delivery or Acceptance of a Deliverable directly attributable to the failure of TWC to on a timely basis deliver or provide one or more Dependencies which are to be used in combination with the Deliverable, or directly attributable to TWC's failure to perform its other obligations stated in this Schedule. In such event, the schedules for delivery, Acceptance and correction of the Deliverable shall be adjusted by a period equal to the period of such delay unless such delay can otherwise be mitigated; the testing period for the delayed Development and Services shall commence at the end of the extended period; and each party shall negotiate in good faith upon request by the other to use the change order process to make reasonable, agreed, written adjustments to payment schedules and amounts that otherwise may be delayed or made disadvantageous as a result of TWC's failure.

     3.6 Comprehensive System Solution. Both parties acknowledge that it is the intention of the parties that MetaSolv provide to TWC a comprehensive system solution that contains all of the functions and characteristics specified in the Software Requirements (as such term is defined in the Software License Agreement), the Developments Documentation and Exhibit C (the "System").
                            ---------

     3.7 Developments Treated as Licensed Materials upon Acceptance. Upon Final Acceptance of any Development under this Schedule, such Development will be treated as an item of Licensed Material under the terms of the Software License Agreement and the Software Support and Maintenance Agreement, rather than as a Development under this Schedule. Without limitation of other rights and obligations stated for Software under the Software License Agreement, the following terms specified in this Section will apply. Payment of the applicable Development fees under this Schedule, plus any fees specified for that item in the Software License Agreement, will be deemed payment of any license fees for such Development as required under the Software License Agreement. The maximum number of Named Users applicable to any item of Development described in the Original Statement of Work will be the same as the maximum number of Named Users applicable to the TBS Software product configuration licensed and shown on the initial Exhibit A of the
                                                          ---------
          Software License Agreement. The "Software Requirements" for any such Developments, as such term is used in the Software License Agreement, shall be the Development Documentation. MetaSolv obligations as to software support and maintenance will be determined under the terms of the Software Support and Maintenance Agreement. MetaSolv obligations as to Source Code licenses and Source Code escrow for Software stated in the Software License Agreement will apply. Terms related to Acceptance for Developments under this Schedule will apply exclusively as to any Development treated as Licensed Materials, rather than the terms related to Acceptance of Software under the Software License Agreement.

     3.8 User Manuals and Documentation. MetaSolv shall supply to TWC User Manuals and Information which meet the requirements for Documentation as set forth in Section III.F of the Original Statement of Work and which are sufficient to allow a user qualified in the subject matter of the application to use the software included within the Developments.

4.   OWNERSHIP:

     4.1 Ownership of Pre-Existing Proprietary Information. Each of the parties shall retain all intellectual property rights, including without limitation all rights in patents, copyrights, trademarks and trade secrets, with respect to all pre-existing proprietary information or other intellectual property which is embodied in the Statement of Work, Exhibit C, any Deliverable, any Development or any
                             ---------
          other materials provided to the other hereunder, regardless of whether such proprietary information or other intellectual property was developed or acquired by such party before or after the effective date of this Schedule. Subject to any rights or licenses granted pursuant to this Schedule, all of such proprietary information and other intellectual property shall be received, held and used in accordance with the provisions of Article 21 of the Master Agreement.

     4.2 Ownership of Deliverables. Except for TWC's or its Affiliates' pre-existing proprietary information or other intellectual property, the Deliverables and Developments and any portion thereof, whether or not jointly developed, will be exclusively the property of MetaSolv. TWC hereby assigns to MetaSolv exclusive ownership of all intellectual property rights in materials which have been jointly developed by TWC and MetaSolv during the term of this Schedule, without the necessity of any further consideration. TWC shall do any and all acts, and execute any and all instruments, which MetaSolv may reasonably request to secure to itself any rights relating to such intellectual property rights in the United States and in any foreign country. MetaSolv hereby grants to TWC and its Affiliates a perpetual, nonexclusive, royalty-free and fully transferable license right to use, copy, make derivative works from, distribute and otherwise transfer any of such jointly developed materials, solely for their own internal data processing operations in connection with their respective businesses, to the same extent as permitted by, and subject to the license rights and restrictions applicable to the Licensed Materials under Section
          2.1 of the Software License Agreement.

     4.3 Preexisting Works and Other Intellectual Property Provided by TWC or its Affiliates. In consideration of the mutual promises set forth herein, TWC grants to MetaSolv a perpetual, nonexclusive, royalty-free and fully transferable license right to use, copy, make derivative works from, distribute and otherwise transfer any of TWC's or its Affiliates' pre-existing proprietary information or other intellectual property which is disclosed by TWC to MetaSolv and is included as part of the Deliverables in accordance with the Statement or Work or Exhibit C,
          ---------
          including but not limited to information about TWC's or its Affiliates' information systems, business systems, and business processes; provided, however, that MetaSolv shall not attribute such information in any way to TWC. The license set forth in the preceding sentence shall not apply with respect to any pre-existing proprietary information or other intellectual property which (i) consists of information regarding TWC's business, such as information regarding business plans and projections, markets, customers or financial results, or (ii) is identified in writing prior to or within 30 days after disclosure as proprietary information or other intellectual property to which TWC does not wish to have this Section apply, or
          (iii) consists of software code protected under copyright law. The parties shall determine by mutual written consent the terms and conditions under which such intellectual property for which a license is not granted under this Section may be used.

     4.4 License to Residuals. Each of the parties grants to the other a perpetual, nonexclusive, royalty-free and fully transferable license right to use, copy, make derivative works from, distribute and otherwise transfer any Residuals of the other's intellectual property (defined below) disclosed to it in the course of the performance of this Schedule, but without identifying the other party as the source of such intellectual property. The term "Residuals" refers to ideas, concepts, know-how, methods, techniques, processes, skills and other information that, after the disclosure of proprietary information or other intellectual property, is known to and remembered by the recipient or its personnel, but without the continuing use of or reliance on materials or tangible objects provided by the disclosing party as proprietary information or other intellectual property. Notwithstanding anything herein to the contrary, the term "Residuals" does not include any information that is specific to TWC's or MetaSolv's business such as information regarding business plans and projections, markets, customers or financial results. Nothing in this
          Section 4.4 grants or waives any rights in a trademark, copyright or patent of either party or any other person.

     4.5 THE LICENSES AND OTHER TRANSFERS DESCRIBED IN THIS SECTION ARE GRANTED AND MADE WITHOUT WARRANTY, AND THE GRANTING PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES FOR SUCH LICENSES AND TRANSFERS, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTIBILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     4.6 Provision of Developments Source Code. If TWC exercises its right to convert the object code license granted in the Software License Agreement to a Source Code license in accordance with Section 2.7 thereof, then MetaSolv shall, at no additional cost to TWC, provide TWC with the Source Code for all Developments. TWC shall be entitled to use such Source Code to use, display, perform, copy, modify, have modified, improve, prepare derivative works of, maintain and support the Software, solely in connection with the business operations of TWC and its Affiliates, to the exact same extent and subject to the restrictions, ownership rights, and other terms and conditions provided for Software Source Code under the Software License Agreement.

5.   FEES:

     5.1 Fees; Time and Materials Caps. In consideration of the Services and the development and delivery of the Developments under the Statement of Work and Exhibit C, TWC shall pay to MetaSolv fees and expenses
                       ---------
           (collectively, the "Fees") in the manner and times specified herein. TWC shall pay the Fees under this Schedule on a biweekly basis in advance in accordance with a pro forma payment schedule (the "Payment Schedule") to be developed by mutual agreement of the parties and attached to Exhibit B of this Schedule. The Payment Schedule for
                       ---------
           [ * ] of the total Fees shall be determined by amortizing such Fees evenly over the period from the date of execution of this Schedule to the anticipated date of Final Acceptance of the Deliverables other than the Version 3.4 Enhancements. The Payment Schedule for the remaining [ * ] of the total Fees shall be determined based upon a good faith, reasonable resource allocation plan for the Deliverables (other than Version 3.4 Enhancements) to be prepared by MetaSolv and submitted to TWC for its approval, which shall not be unreasonably withheld. The Payment Schedule shall set forth delivery dates for certain key Deliverable milestones, using such delivery intervals as are mutually agreed upon by the parties but which are anticipated to be approximately monthly. TWC shall make payments against the Payment Schedule up to the aggregate Fee cap which is associated with each Deliverable milestone identified on the Payment Schedule. Except as set forth in Section 3.2(d), if MetaSolv fails to meet a Deliverable milestone identified on the Payment Schedule, payments from TWC relating to future Deliverable milestones shall be suspended. Such payments shall resume once the missed Deliverable milestone has been met or where such Deliverable milestone has been Accepted by TWC (or where MetaSolv has been instructed to proceed under Sections 3.2(b)(iii) and 3.2(d)) notwithstanding a nonconformity in its delivery, and the dates in the Payment Schedule shall be set back by the number of days during which the payment was suspended such that the date on which the missed Deliverable milestone is met or so Accepted shall be deemed to be the first day of the next payment period. If a Deliverable milestone is achieved ahead of schedule as adjusted under this Section, and all prior Deliverable milestones have also been met or so Accepted, TWC shall pay the difference between the aggregate Fees paid to date and the aggregate Fee amount associated

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

           with that last Deliverable milestone so achieved [*]. MetaSolv shall provide TWC with a weekly statement reporting the actual fees and expenses incurred in the prior week, based upon the rates specified in Exhibit B. Either party may request an adjustment to that portion
              ---------
           of the Payment Schedule which is based upon the resource allocation plan based upon the actual fees and expenses incurred as compared with the fees and expenses associated with such Deliverable milestone as set forth in the Payment Schedule. The Fees shall constitute full payment for development of the Developments and all Services to be performed by MetaSolv under this Schedule including, but not limited to, acceptance testing, installation, training, data conversion, and other technical support rendered under this Schedule, and related expenses, unless otherwise expressly set forth elsewhere in this Schedule or a further written agreement signed by the parties. Except as otherwise set forth in the Statement of Work, personnel and materials necessary for development of the Developments shall be arranged for by MetaSolv at its own expense.

           As an example of the application of the preceding paragraph, assume that Deliverable milestone #3 is scheduled to be met on July 31, 1998 and Deliverable milestone #4 is scheduled to be met on August 28, 1998. Further assume that the aggregate fee cap associated with Deliverable milestone #3 is $1,000,000 and that the aggregate fee cap associated with Deliverable milestone #4 is $1,400,000. Finally, assume that Deliverable milestone #3 is not met until August 15, 1998. In that event, TWC will continue to make payments through July 31, 1998 and until the aggregate payments made by TWC equal $1,000,000. Payments by TWC will be suspended commencing on August 1, 1998 and will resume on August 15, 1998. Commencing August 1, 1998, dates in the Payment Schedule will be set back by the period of the suspension. Assuming that the payments towards Deliverable milestone #4 were to have been made in two equal amounts, TWC will pay $200,000 on August 15, 1998 and $200,000 on August 29, 1998. Dates in the Payment Schedule will only be adjusted forward to the extent MetaSolv achieves a subsequent Deliverable milestone ahead of schedule. All payment amounts referenced in this example are prior to adjustment for the Holdback Amount as set forth in Section 5.2.

     5.2 Holdback Amount. Notwithstanding anything to the contrary contained in this Schedule or the Master Agreement, TWC shall be entitled to withhold [*] of the total license fees applicable to the initial Software to be delivered under the

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

           Software License Agreement (see Schedule 1, Exhibit B) plus [*] of
                                                       ---------
           any Fees otherwise due under this Schedule. The amounts so withheld are referred to hereinafter as the "Holdback Amount". TWC shall pay to MetaSolv the entire unpaid portion of the Holdback Amount upon the earlier of (i) its receipt of an invoice from MetaSolv correctly stating that such remaining payment is due following Acceptance of Final Report for Pilot (Key Deliverable #8), as described in the Original Statement of Work, and (ii) termination of this Schedule for convenience pursuant to Section 5.1 of the Master Agreement; provided, however, that in lieu of paying the unpaid portion of the Holdback Amount following a termination by TWC for convenience, TWC may return the Licensed Materials (as such term is defined in the Software License Agreement) and any Deliverables previously Accepted by TWC in accordance with this Schedule to MetaSolv, and in such case TWC shall be entitled to retain the unpaid portion of the Holdback Amount. TWC shall also be entitled to retain the unpaid portion of the Holdback Amount under the circumstances described in Section
           12.1. TWC shall pay to MetaSolv [*] of the Holdback Amount under the circumstance in which MetaSolv has presented a Final Report for Pilot (Key Deliverable #8), as described in the Original Statement of Work, and TWC has rejected such Final Report for Pilot pursuant to Section
           3.2 of this Schedule, but has not terminated this Schedule, either with respect to such Deliverable or in its entirety, yet TWC continues to use the Developments in production more than 90 days after the date which TWC delivers such rejection.

     5.3 Funding from Other Customers. It is understood that MetaSolv may obtain funding for TBS Software releases, including Developments, from other customers, in addition to funding provided by TWC, and without any accounting or reimbursement to TWC other than as specified in this Section. If MetaSolv receives such funding from other customers that is both a) directly attributable to Development functionality committed by MetaSolv under this Schedule, and b) in excess of the total MetaSolv-funded portion of the TWC project with respect to such Development functionality, then MetaSolv will refund the difference to TWC. MetaSolv may, at its discretion and with such other funding customers' written consent, shift such excess funding to cover funding shortfalls in other development projects with the same customer, which projects were contracted for at or about the same time. In the event that TWC has probable cause to believe that MetaSolv has failed to comply with this Section, TWC may notify MetaSolv in writing of this belief and the specific facts underlying it, and MetaSolv shall respond in writing within 10 days of receipt of such written notice. If the matter is then not resolved by mutual agreement within 30 days of TWC's original notice of probable cause, TWC shall have reasonable access, through its third party certified public accounting firm, to relevant MetaSolv records, subject to confidentiality provisions of the Master Agreement, for purposes of audit during MetaSolv's normal business hours.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

6. SERVICES RELATING TO EQUIPMENT: MetaSolv shall advise, assist and cooperate with TWC with respect to the configuration, purchase and installation of the Designated Operating Environment (as such term is defined in the Software License Agreement). The Designated Operating Environment that MetaSolv recommends for purchase and installation by TWC shall meet MetaSolv's requirements for the Software. Where TWC's use of the Software is in accordance with the Software Requirements and User Manuals and Information, and where MetaSolv's advice would be reasonably related to the prevention of potential Incidents under Schedule 3, MetaSolv shall advise TWC regarding scalability attributes and related equipment requirements of the Software (such as requirements for the addition of memory or storage capacity) to accommodate TWC's growth in its use of the Software. Other scalability advice relating to TWC's other data processing needs, if related to its use of the Software, may be rendered on a time and materials basis in accordance with change order requirements of this Agreement, or under Article 7 of this Agreement.

7.   ADDITIONAL SERVICES: In addition to providing the workers to perform the Services, upon request from time to time by TWC during the term of this Schedule and for a period of three years thereafter, MetaSolv shall in good faith consider any request by TWC to provide qualified personnel to perform additional services at the direction of TWC relating to the Services, the Software or the Developments at the rates set forth in Exhibit B.
                                                            ---------
     Personnel that MetaSolv furnishes pursuant to this Section shall be qualified to perform the tasks and functions for which they are assigned in a skillful manner, in accordance with the terms of this Schedule. The scheduling, qualifications, and availability of such personnel will be subject to MetaSolv's reasonable business judgment and discretion. This
     Article 7 is not a "requirements" obligation, and does not require MetaSolv to hire or maintain the employment of any particular person, class of employees, or level of staffing.

8. MAINTENANCE, INSTALLATION, TRAINING AND OTHER TECHNICAL SUPPORT: MetaSolv shall provide maintenance, installation, training, and other technical support with respect to the Developments as specified in any Statement of Work and under the Software Support and Maintenance Agreement, if applicable.

9. TRAINING: In addition to the training, support and assistance described in the Statement of Work, MetaSolv shall provide TWC with standard training, support and assistance including, but not limited to, the training programs and train the trainer programs, and related documentation, as described in and in accordance with the pricing listed in Exhibit A.
                                                  ---------

10.  WARRANTY:

     10.1 Developments. MetaSolv warrants that upon their submission to TWC by MetaSolv for Final Acceptance, and notwithstanding the Acceptance Criteria applicable to TWC's right to reject any Development, the Developments shall be free from defects in workmanship or material, and shall conform in all material respects to the Developments Documentation. This warranty shall not be voided by TWC's combination of the Developments (a) with the Software, and (b) with third party software or equipment that MetaSolv generally advises its customer base to be used or compatible with the Software, so long as TWC and its Affiliates do not modify the Developments in a manner not specifically prescribed by MetaSolv. For any breach of a warranty stated in this Section, TWC shall promptly notify MetaSolv in writing of the defect with the specificity required for a rejection under Article 3. For any such defect under this Section up to and including the time of Final Acceptance of a particular Development, TWC's exclusive remedies shall be those set forth in Article 3 of this Schedule. Neither Acceptance nor Final Acceptance of a Development under this Schedule waives TWC's warranty rights under this Schedule. After Final Acceptance of a Development, then such Development will be treated as Licensed Materials under the Software License Agreement and the Software Support and Maintenance Agreement, so that MetaSolv's warranties and TWC's remedies for breach of those warranties shall be determined as for Software under those two Schedules.

     10.2 Software Traps. MetaSolv warrants that no portion of software contained in the Developments (the "Software Developments") as delivered shall contain any software "Virus", as defined herein. For the purposes of this Schedule, "Virus" shall mean a set of computer instructions which are self-replicating or self-propagating and are designed to contaminate the Software Developments, to consume computer resources without regard to performance of an intended function, or modify, destroy, record or transmit data or programming without the intent or permission of the user. MetaSolv further warrants that prior to the delivery of any Software Developments to TWC or its Affiliates, MetaSolv will use reasonable efforts to detect and screen out any Virus through the use of the current version of one or more virus detection programs. MetaSolv further warrants that, at the time of delivery, no portion of the Software Developments as delivered shall contain any "Disabling Device", as defined herein. For the purposes of this Schedule, "Disabling Device" shall mean any software routines or hardware components designed by MetaSolv or the third party software vendor to permit unauthorized access, to disable or erase software, hardware or data, or to perform any other such actions which will have the effect of materially impeding the normal and expected operation of the Software Developments.

     10.3 Professional Manner. Each party shall perform its obligations under this Schedule in a professional manner in accordance with the prevailing standards in the industry or higher, and in accordance with this Schedule and the Master Agreement. The Services shall conform in all material respects to the Services Requirements.

     10.4 Services. MetaSolv shall perform the Services, and TWC and its Affiliates shall perform their obligations, in accordance with this Schedule and the Master

           Agreement, regardless of the rate of incremental growth in the number of customers served by TWC and its Affiliates.

     10.5 Workers Qualified. Workers that either party furnishes to provide Services or otherwise support the activities required under the Statement of Work and Exhibit C shall be qualified to perform the
                                 ---------
           tasks and functions for which they are assigned in a skillful manner.

     10.6 Reassignment of Workers. If a worker of either party is unavailable or unable to perform the party's obligations or Services assigned to that worker, the other party may request, and the parties shall consult with one another in good faith, as to the provision of a replacement worker to ensure immediate continuation of the Services at a competent performance level. Unless otherwise agreed in a signed, written document, each party shall bear all associated costs to train, qualify or update any replacement worker(s) that it assigns to perform its obligations under this Schedule. Where one party requests that the other remove any worker from performing obligations under this Schedule, or refuses assignment of the other party's worker to the performance of obligations under this Schedule, for any reason whatsoever, the parties shall consult in good faith with one another and seek to reach a mutually agreeable solution.

     10.7 Year 2000 Compliant. MetaSolv warrants that the Developments, as applicable, shall include calendar year 2000 date conversion and compatibility capabilities, including date data century recognition, same century and multiple century formula and date value calculations and user interface date data values that reflect the century. Specifically, the Developments will (a) manage and manipulate data involving dates, including single century and multiple century dates and such operations will not cause an abort or result in the generation of incorrect values or invalid output due to the involvement of such dates, and (b) include the indication of the correct century in all date related user interface functionalities. MetaSolv further represents and warrants that the Developments will correctly recognize and process the date of February 29, and any related data, during leap years. Notwithstanding anything in the Master Agreement or any Schedule thereto to the contrary, the warranty made in this Section shall extend until December 31, 2001.

     10.8 Ownership; Authority. MetaSolv warrants that it has full power and authority to grant the rights granted under this Schedule to TWC with respect to the Developments without the consent of any other person or entity. Neither the grant of rights to the Development nor the use thereof by TWC will in any way constitute an infringement or other violation of any IP Rights or other rights of any third party.

     10.9 Remedies. MetaSolv shall correct any failure to fulfill any of the above warranties, provided that it is given notice of such failure within the applicable warranty period. For any warranty claim under this Article, TWC's remedies shall be those set forth in Article 3 and Section 10.1 of this Schedule, in the Master Agreement and in the Software Support and Maintenance Agreement and shall be subject to the applicable limitations set forth therein.

     10.10 THE WARRANTIES CONTAINED IN THIS SCHEDULE, THE MASTER AGREEMENT, AND ALL OF THE SCHEDULES THERETO, ARE EXCLUSIVE. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

11. MODIFICATIONS: Either party may from time to time request changes relating to this Schedule in accordance with the change order process set forth in the Master Agreement. The parties shall determine through the change order process the ownership of modifications made pursuant to this Section, and in the event that the written change order does not specifically and expressly address the ownership of such modifications, then the applicable provisions of the Master Agreement, its Schedules, and this Schedule shall control.

12.  LIQUIDATED DAMAGES:

     12.1   Holdback Amounts. [*]

     12.2 Functionality Acceptance Deadlines. The following schedule of liquidated damages applies to assure MetaSolv's timely performance of development activities from Prototype Acceptance through Functionality Acceptance of TBS Software v.3.2 and v.3.3. For this purpose, "Prototype" Acceptance and "Functionality" Acceptance shall be as defined in the Statement of Work. The parties agree that "Functionality" testing as described in the Statement of Work shall not include testing with converted TWC data, stress testing, load testing,

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separately with the Securities and Exchange Commission.

            integration testing, interface testing, environmental testing and testing of configuration files. MetaSolv will be measured on its achievement of development deadlines for the two periods beginning, respectively, with TWC's Prototype Acceptance of v.3.2 and v.3.3, and ending, respectively, with MetaSolv's delivery of v.3.2 and
            v.3.3 Software meeting Functionality Acceptance (or where MetaSolv has been instructed to proceed after Functional UAT under Sections 3.2(b)(iii) and 3.2(d)). To support MetaSolv's activities in parallel to TWC's Functionality Acceptance testing activities, TWC will provide all test data to MetaSolv in advance of the start of each Functionality Acceptance test. For each of v.3.2 and v.3.3, MetaSolv must meet Functionality Acceptance Criteria within [*] after the end of the applicable Functionality Acceptance Period (the "Functionality Deadline"), for all Incidents properly documented and reported by TWC during that Functionality Acceptance Period. For each [*] by which MetaSolv exceeds the Functionality Deadline, up to [*] per Functionality Acceptance test, liquidated damages will be paid in the form of credits toward the purchase of any MetaSolv services (excluding maintenance support), software licenses, Named User licenses, or enhancements to commercial software, with the credits to be applicable at TWC's discretion any time during the [*] period following the date of accrual, but outside of the scope of the [*] project payments under the Original Statement of Work, including Holdback Amounts. The total amount of liquidated damages creditable under this Section 12.2 for both Functionality Acceptance tests combined will not exceed [*].

                                      [*]

     12.3. Version 3.4 Enhancement Deadlines. The following liquidated damages apply to assure MetaSolv's timely performance of development activities resulting in Final Acceptance of the Version 3.4 Enhancements. The Version 3.4 Enhancements are to be delivered and Finally Accepted by TWC on or before March 31, 2000. Notwithstanding anything in the Software Support and Maintenance Agreement to the contrary, if TWC has not been required to Finally Accept the Version
            3.4 Enhancements on or before December 31, 1999, TWC shall be entitled to defer the payment to be made for support and maintenance services under the Software Support and Maintenance Agreement for the annual period which commences in year 2000 until it is required to make such Final Acceptance, and TWC shall receive a day for day credit against the fees chargeable under the Software Support and Maintenance Agreement for each day after March 31, 2000 until it is

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

            required to make such Final Acceptance; provided, however, that TWC shall receive no more than one year's credit pursuant to this Section. Such credit shall be applicable at any time and in any year in the sole discretion of TWC. Notwithstanding anything in the Master Agreement or the Software Support and Maintenance Agreement to the contrary, failure by TWC to pay fees in accordance with this
            Section 12.3 shall not be considered to be a breach of either such Agreement, and MetaSolv shall continue to provide support and maintenance notwithstanding such non-payment, provided that TWC is not in breach of any other provision of either such Agreement which would permit MetaSolv to suspend or cease providing such service. It is further agreed that such liquidated damages are conditional upon TWC providing for the Version 3.4 Enhancements design, development, and testing cooperation, input and support generally consistent with that required for Developments under this Schedule 2, in a way that will permit due consideration of TWC requirements and MetaSolv product plans for its customer base generally, and of the activities, functionality and scheduling required to meet the March 31, 2000 deadline. For purposes of clarity, the parties agree that consideration of MetaSolv's product plans for its customer base generally shall not supersede the requirement to provide to TWC the software programs, User Manuals and Information and other items as described in Exhibit C. To that end, MetaSolv and TWC shall jointly
                         ---------
            create a Statement of Work applicable to such Version 3.4 Enhancements, including but not limited to processes and tasks such as a Developments List, Project Schedule, Project Plan, Dependencies, Solutions Proposal, Prototyping, and Acceptance testing. Notwithstanding the characterization of the software programs, User Manuals and Information and other items described in Exhibit C as the "Version 3.4 Enhancements", it is understood and
            ---------
            agreed that such term is used solely for purposes of convenience and that such software programs, User Manuals and Information and other items may ultimately be delivered in one or more versions of the TBS Product and not merely in version 3.4.

     12.4 Liquidated Damages. MetaSolv acknowledges that all amounts retained by or paid to TWC as "liquidated damages" under this Article 12 are
            (a) liquidated damages, and not a penalty, and (b) reasonable and not disproportionate to the presumed damages to TWC in lost revenues and profits from a failure by MetaSolv to comply with the referenced portions of the Statement of Work. TWC's retention or receipt of liquidated damages under this Article shall in no way affect TWC's right to terminate this Schedule or the Master Agreement, or any portion hereof or thereof, or to pursue any other rights and remedies available to TWC under this Schedule, the Master Agreement or applicable law, including the right to recover direct damages for the breach to the extent that MetaSolv has failed to exercise diligent, good faith and reasonable efforts to complete the development activities and provide the Developments and Services to TWC in accordance with the implementation schedule set forth in the Statement of Work and Exhibit C, and such direct damages are proven
                                  ---------
            by TWC, subject in any case to the limitations set forth in the Master Agreement or this Schedule.

13. SURVIVAL: Sections 3.3 and 3.7 and Articles 4, 5, 7, 8, 9, 10, 12 and 14 shall survive the completion, expiration, termination or cancellation of this Schedule.

14. ENTIRE AGREEMENT: This Schedule, together with the Master Agreement and all Orders, Statements of Work, exhibits and attachments hereto shall constitute the entire agreement between the parties with respect to the subject matter of this Schedule.

15.  EXHIBITS:  The following is a list of Exhibits attached to this Schedule:

     Exhibit A - Training
     Exhibit B - Fees and Rates
     Exhibit C - Version 3.4 Enhancements

The parties intending to be legally bound have caused this Schedule to be executed by their duly authorized representatives.

Time Warner Communications              MetaSolv Software, Inc.
     Holdings, Inc.

/s/ Stephen A. McPhie                   /s/ Michael J. Watters
----------------------------------      ---------------------------------
(Authorized Signature)                  (Authorized Signature)
 Stephen A. McPhie                       Michael J. Watters
----------------------------------      ---------------------------------
(Print or Type Name of Signatory)       (Print or Type Name of Signatory)
 President                               Chief Executive Officer
----------------------------------      ---------------------------------
(Title)                                 (Title)
 May 7, 1998                             May 15, 1998
----------------------------------      ---------------------------------
(Execution Date)                        (Execution Date)

                                   EXHIBIT A
                                      TO
                        SOFTWARE DEVELOPMENT AGREEMENT
                        ------------------------------

                                   TRAINING
                                   --------

This Exhibit provides a list of MetaSolv's standard training courses and applies except where superseded by an SOW or other written agreement.

Training:
Training may be conducted at the TWC's location (onsite) or at MetaSolv's training center in Denver, CO or Plano, Texas. A [*] students are allowed per class.

Onsite Training: On-site instruction is priced at a flat [*] per day plus the instructor's travel expenses. In addition, a database set-up service may be required for certain courses. MetaSolv's Professional Services group will assist TWC in determining when database set-up is required and the number of days.

MetaSolv's Training Center: All courses are taught at MetaSolv's training center. Courses are priced on a per student basis.

Training Price List:

------------------------------------------------------------------------------------------
Service Code    Training at MetaSolv Training Center                     Price per student
------------------------------------------------------------------------------------------
TR1010          Bootcamp (10 days)                                                    [*]
------------------------------------------------------------------------------------------
TR1020          Industry Basics (3 days)                                              [*]
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                Software Series:
------------------------------------------------------------------------------------------
TR2010          Introduction to MetaSolv's Telecom Business Solution                  [*]
                software
------------------------------------------------------------------------------------------
TR2020          Regulated Ordering (1.5 days)                                         [*]
------------------------------------------------------------------------------------------
TR2030          Product Service Request Ordering (3 days)                             [*]
------------------------------------------------------------------------------------------
TR2040          Network Engineering (1.5 days)                                        [*]
------------------------------------------------------------------------------------------
TR2050          Service Provisioning (1 day)                                          [*]
------------------------------------------------------------------------------------------
TR2060          Data and Work Management (1 day)                                      [*]
------------------------------------------------------------------------------------------

Onsite Training.  Prices for on-site courses are listed in the table below.

-------------------------------------------------------------------------------------------
Service Code     Onsite Training/1/                     Number of Days         Total Price
-------------------------------------------------------------------------------------------
OT2010           Introduction to MetaSolv's Telecom
                 Business Solution software                      1                    [*]
-------------------------------------------------------------------------------------------
OT2020           Regulated Ordering                             1.5                   [*]
-------------------------------------------------------------------------------------------
OT2030           Product Service Request Ordering                3                    [*]
-------------------------------------------------------------------------------------------

                                                                         Page 23

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

-------------------------------------------------------------------------------------------
OT2040           Network Engineering                            1.5                 [*]
-------------------------------------------------------------------------------------------
OT2050           Service Provisioning                            1                  [*]
-------------------------------------------------------------------------------------------
OT2060           Data and Work Management                        1                  [*]
-------------------------------------------------------------------------------------------

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B
                                      TO
                        SOFTWARE DEVELOPMENT AGREEMENT
                        ------------------------------

                                 FEES AND RATES
                                 --------------

1. Pro Forma Payment Schedule and Deliverables Milestones: See Attachment A to this Exhibit B.
        ---------

TOTAL FEES FOR ORIGINAL STATEMENT OF WORK:  $ [ * ]

2. Rates. MetaSolv will prepare biweekly statements against work performed under the Statement of Work at the rates stated in the MetaSolv rate table below. In accordance with Section 5.1 of this Schedule, such statements shall be solely for the information purposes of the parties.


     Developer     [ * ]
     Consulting    [ * ]
     Program Mgr   [ * ]
     Architect     [ * ]

3. Time and Material Services Cap. The time and materials Services cap for the Original Statement of Work is the total Fee amount stated in Paragraph 1 of this Exhibit B on amounts billable under this Exhibit B for Services and related expenses (including without limitation travel expenses for MetaSolv's employees and contractors) under the Original Statement of Work. MetaSolv will not invoice TWC for Services and related expenses (including without limitation travel expenses for MetaSolv's employees and contractors) under the Original Statement of Work for amounts in excess of the total estimated amount above, unless there has been a Change Order with respect to such additional amounts, or it is otherwise specifically provided for under this Schedule.

4. Future or Additional Services. For Services in addition to those described in the Original Statement of Work, MetaSolv agrees to the following rates through [ * ]

     Developer     [ * ]
     Consulting    [ * ]
     Program Mgr   [ * ]
     Architect     [ * ]


     After [ * ] MetaSolv may increase such rates each calendar year by not more than the increase in the [ * ] (as defined herein) over the preceding calendar year. [ * ]

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C
                                       TO
                         SOFTWARE DEVELOPMENT AGREEMENT
                         ------------------------------

                            VERSION 3.4 ENHANCEMENTS
                            ------------------------

                                SCHEDULE NO. 3

             TO MASTER LICENSE, DEVELOPMENT AND SERVICE AGREEMENT

This Schedule No. 3 is attached to and made a part of that certain Master License, Development and Service Agreement dated May 7 1998 ("Master Agreement"), by and between Time Warner Communications Holdings, Inc. and MetaSolv Software, Inc.

                  SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT
                  ------------------------------------------

This Software Support and Maintenance Agreement ("Agreement") is entered into on May 7 1998, by and between Time Warner Communications Holdings, Inc. ("TWC") and MetaSolv Software, Inc. ("MetaSolv").

In consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, TWC and MetaSolv agree as follows:

1. CERTAIN DEFINITIONS: The terms defined in this Article shall have the meanings set forth below whenever they appear in this Schedule, unless (a) the context in which they are used clearly requires a different meaning; or
    (b) a different definition is described for a particular Article or provision. Capitalized terms used, but not defined, in this Schedule shall have the meanings assigned to them in the Master Agreement, or in Exhibit A (Customer Support Program) to this Schedule 3.

    1.1 "Bypass" means a procedure (i) which can be used by TWC either to avoid a reported Incident or to reduce its Severity Level to either Medium or Low, as defined in the Customer Support Program, by changes to the procedures followed or data supplied by TWC when using the Software and (ii) which does not impose any material additional burden upon TWC, either in time or resources required to cause the Software to perform the desired function.

    1.2 "Customer Support Program" means MetaSolv's Customer Support Program generally available to its customers, as modified by MetaSolv from time to time, subject, however, to Section 2.2 of this Schedule. A copy of MetaSolv's current Customer Support Program is attached to this Schedule as Exhibit A.
    ---------

    1.3 "Defective Incident" means a Critical or High severity level Incident which has been reported by TWC and which is later shown to be a Non-Programming Error.

    1.4 "Description of Services" means the description of the Services set forth in any Statement of Work.

    1.5 "Designated Operating Environment" shall have the meaning set forth in the Software License Agreement.

    1.6 "Documentation" means (a) the "Software Requirements", as such term is defined in the Software License Agreement, and/or the "Developments Documentation", as such term is defined in the Software Development Agreement, as the case may be and as the context requires, (b) the description of the functional, performance, compatibility, operational and technical criteria or other requirements for the Software or the Services set forth in the Original Statement of Work, and (c) any other criteria or requirements for the Software or Services set forth in a subsequent Statement of Work or otherwise mutually agreed to in writing by TWC and MetaSolv from time to time, all of which are incorporated by reference herein.

    1.7 "Fixed Price Support Period" means the first three annual support periods following the expiration of the Warranty Period.

    1.8 "Incident" means a reproducible failure of the Software to conform to the Documentation. Incidents can occur as a result of errors or failures in the Software or the User Manuals and Information.

    1.9 "Fix" means the replacement or modification of code comprising the Software, or addition or replacements to the User Manuals and Information, to remedy an Incident reported to MetaSolv.

    1.10 "Non-Programming Error" means an Incident which occurs as a result of
    (i) failure of any item of hardware, third party software, peripherals or other equipment in the Designated Operating Environment to conform to the specifications therefor; (ii) combination of the Software with any item of hardware, third party software, peripherals or other equipment not listed in the description of the Designated Operating Environment; (iii) any modification to the Software which is neither provided nor recommended in writing by MetaSolv or its authorized agents; or (iv) a failure by any user of the Software to comply with any operating procedures set forth in the Documentation.

    1.11 [*]

    1.12 "Services" means the work and services to be performed by MetaSolv under this Schedule, including, but not limited to, supplying any deliverables, including, but not limited to, Updates.

    1.13 "Software" means the "Software," as such term is defined in the Software License Agreement, including all Updates thereto.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

    1.14 "Software Development Agreement" means the agreement attached to the Master Agreement as Schedule No. 2, as such agreement is amended from time to time.

    1.15 "Software License Agreement" means the agreement attached to the Master Agreement as Schedule No. 1, as such agreement is amended from time to time.

    1.16 "Source Code" shall have the meaning set forth in the Software License Agreement.

    1.17 "Tier 1 and Tier 2 Support" means (i) providing help desk level support to end users of the Software, including fielding requests for assistance and initial Incident reports, (ii) making reasonable, good faith efforts to diagnose, investigate and resolve potential Incidents on an initial basis prior to reporting unresolved Incidents to MetaSolv, (iii) assigning an initial criticality level to each Incident reported to MetaSolv (which assignment shall not be determinative for purposes of this Schedule), and
    (iv) providing to MetaSolv such information regarding the Incident as is reasonably required pursuant to the Customer Support Program.

    1.18 "Tier 3 Support" means providing the Services in accordance with this Schedule.

    1.19 "Update" means any of the following items as provided by MetaSolv either pursuant to this Schedule or the Customer Support Program: (a) a release of the Software, subsequent to the initial delivery of the Software, in which MetaSolv has incorporated any Fixes which make the Software conform to the then current Documentation, (b) any improvements or Enhancements of the Software, (c) any new functions which were not formerly functions of the Software, and (d) any changes to the Software to properly operate with modifications made to other components of the Designated Operating Environment. In the case of Developments under the Software Development Agreement, the "initial delivery" of the Development as Software shall be its Final Acceptance by TWC. Updates do not include software released by MetaSolv as a separate product, or as a custom solution (other than the Software Developments once they are included in the Software), rather than as an Enhancement under the Customer Support Program.

    1.20 "User Manuals and Information" means the specifications, user and operating manuals, guides, training materials and other documentation to be provided to TWC by MetaSolv under (a) the Software License Agreement, (b) the Software Development Agreement, and (c) this Schedule.

    1.21 "Warranty Period" means the Warranty Period (as defined pursuant to
    Section 10.9 of the Master Agreement and Section 5 of Exhibit A to the Software License Agreement) for the Licensed Materials (as defined in the Software License Agreement).

2.  SCOPE OF SERVICES:

  2.1 Services. Subject to Section 3.3, MetaSolv shall perform the following services for TWC, making reasonable, good faith, and timely efforts to:

       (a) Maintain the Software in conformity in all material respects with the Documentation in accordance with the procedures set forth in this Schedule and the Customer Support Program.

       (b) Fix all Incidents reported by TWC or discovered by MetaSolv in accordance with the procedures set forth in this Schedule and the Customer Support Program, other than Incidents which result from Non-Programming Errors.

       (c) Provide support, assistance and consultation to TWC in its use of the Software and Updates, as may be required by TWC from time to time, and consistent with this Schedule and the Customer Support Program.

       (d) Provide the Updates required hereunder.

  2.2 Coordination with Customer Support Program. It is understood that although the Customer Support Program may be modified by MetaSolv from time to time in MetaSolv's sole discretion upon not less than 60 days' prior written notice to TWC, no such modification of MetaSolv's Customer Support Program may materially, detrimentally affect the maintenance support to be provided to TWC under this Schedule. It is further understood that (i) descriptions of the severity level of Incidents as set forth in the Customer Support Program shall not be modified without the written approval of TWC, and (ii) MetaSolv's response times for various Incidents shall be as set forth in Section 2.3.

  2.3 Reporting and Resolution of Incidents. If TWC believes that there is an Incident, and TWC is unable to resolve such Incident following Tier 1 and Tier 2 Support, TWC will report such Incident to MetaSolv. Such report shall be made in accordance with the procedures prescribed under the Customer Support Program, which shall include a telephonic report to a contact number designated by MetaSolv, which number shall include a voice mail facility for leaving a report by voice mail. For purposes of this Schedule, including without limitation this Section 2.3 and Section 10.1, notification of an Incident shall be effective when the telephonic report referred to in the preceding sentence has been made, either to a support person or by voice mail. MetaSolv shall respond to such Incident in accordance with the procedures set forth in this Schedule and the Customer Support Program. Notwithstanding anything in the Customer Support Program to the contrary, MetaSolv will use reasonable, good faith efforts to (i) deliver a Bypass to a [*] level Incident within [*] of notification to MetaSolv, (ii) deliver a Bypass to a [*] level Incident within [*] of notification to MetaSolv, (iii) deliver a Fix to a [*] level Incident within [*] of notification to MetaSolv,

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

  (iv) deliver a Fix to a [*] level Incident within [*] of notification to MetaSolv, (v) deliver a Fix to a [*] level Incident with [*] and (vi) deliver a Fix to [*] level Incident with [*]. Notwithstanding anything in the Customer Support Program to the contrary, MetaSolv shall [*] following notification to MetaSolv of a [*] level Incident until MetaSolv has delivered either a Bypass or a Fix for such Incident. TWC shall provide support for MetaSolv's efforts by providing the name and number of one or more contact persons who shall be available [*] to provide information and other reasonable assistance to MetaSolv in resolving a [*] level Incidents. MetaSolv shall perform a system test prior to delivering a Fix to TWC, and where MetaSolv cannot reproduce an Incident in its own test environment, MetaSolv shall test the Fix in TWC's environment prior to delivering the Fix to TWC.

  2.4 Support Line. MetaSolv shall provide TWC with remote access to MetaSolv's personnel to assist TWC with respect to use of the Software and to report Incidents in the form of (a) a telephone service line, (b) electronic mail service and (c) pagers for its support staff. Where TWC purchases and pays for 7x24 Support under this Schedule, MetaSolv shall make qualified personnel available 24 hours per day, seven days per week during the term of this Schedule to fulfill its obligations under this Section.

  2.5 Personnel. MetaSolv shall appoint a support manager who shall oversee MetaSolv's compliance with the terms and conditions of this Schedule and shall notify TWC of such appointment. Workers that MetaSolv furnishes for the Services shall be qualified to perform the tasks and functions for which they are assigned in a skillful manner.

  2.6 Telecommunications Link. For Software or equipment located on TWC's premises, MetaSolv shall, with TWC's authorization, access TWC's system and the Software directly, via telecommunications link, to isolate and Fix Incidents in the Software or to assist TWC with its use of the Software. TWC shall furnish MetaSolv any telecommunications link agreed to as part of the Original Statement of Work, and access to TWC computer facilities for the time reasonably required by MetaSolv to furnish the Services hereunder.

  2.7 On-Site Support. For Software located on TWC's premises, MetaSolv may, where TWC and MetaSolv mutually agree, deploy a MetaSolv software support representative to TWC's site to isolate and Fix any Incidents or assist TWC with its use of the Software which can not be resolved timely through a telecommunications link.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

  2.8 Support for Designated Operating Environment. MetaSolv shall make reasonable, good faith, and timely efforts to maintain compatibility between the Software and current, supported releases of all third party software and any required engineering changes to any hardware, peripherals or other equipment in the Designated Operating Environment. In no event shall TWC be required, in order to maintain compatibility with the Software, to use a release of any third party software or a version of any hardware, peripherals or other equipment in the Designated Operating Environment which is no longer supported by a reasonably available commercial support vendor, where such unsupported use would be unreasonable or imprudent.

  2.9 Updates. MetaSolv shall provide Updates to TWC as generally provided to MetaSolv's end-user customers of the TBS Software under the Customer Support Program and as otherwise required pursuant to this Schedule. During the term of this Schedule, MetaSolv shall notify TWC of all Updates which include Fixes, and where the information is available shall take reasonable efforts to do so as soon as possible, preferably at least [*] prior to release. Such notice shall describe the Incidents known to be corrected and the criticality of each. During the term of this Schedule, and in consideration of the fees and charges to be paid by TWC under this Schedule, all Updates which include Fixes shall be made available to TWC at no additional charge. In addition, during the term of this Schedule, and when the information is available to MetaSolv, MetaSolv shall take reasonable efforts to notify TWC as soon as possible, and preferably at least [*] prior to release, of all Updates which provide additional features or functionality not described in or otherwise required pursuant to the Documentation. Such notice shall include a description of such additional features or functionality. During the term of this Schedule, and in consideration of the fees and charges to be paid by TWC under this Schedule, all such Updates providing additional features or functionality shall be made available to TWC at no additional charge. MetaSolv shall support each new Update for a minimum of six months from the release date of the next subsequent Update. MetaSolv shall use its commercially reasonable efforts to set forth and continually update a schedule listing all Updates to be released by MetaSolv during the term of this Schedule along with the estimated dates of such releases. Where MetaSolv releases Updates without giving the requisite notice pursuant to this Section, and where TWC is thereby made unable, or materially disadvantaged, in its efforts to implement such Update, then MetaSolv shall continue to support the previously existing release of the Software for an additional time as reasonably necessary to permit TWC in its implementation efforts to overcome MetaSolv's failure to give requisite notice. All Updates shall be deemed to be included within the Software to which they relate and shall thus be deemed to have been provided to TWC pursuant to the Software License Agreement, and there shall be no increase in the license fee or development fee payable with respect thereto. As soon as practicable, TWC shall install each Update in accordance with the instructions provided by MetaSolv, and with onsite or telephone support from MetaSolv as is

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

  mutually agreed. MetaSolv represents and warrants that it shall take reasonable, good faith efforts to assist TWC in minimizing any interference that such installation may cause to TWC's operations. Notwithstanding the foregoing, TWC shall not be required to install any Update which TWC reasonably believes will have a material adverse effect on the Software and TWC's failure to install such Update will not affect MetaSolv's obligations to maintain the Software in conformity in all material respects with the Documentation.

  2.10 Recurring Incidents. If TWC notifies MetaSolv that an Incident is recurring, then MetaSolv promptly shall perform a root cause analysis to determine the cause of such recurring Incident. Within [*] of such notice, MetaSolv shall provide TWC with a written copy of its analysis, which shall include an action plan containing a reasonably detailed description of corrective action to be taken by MetaSolv and the dates by which such corrective action shall be completed, all subject to the reasonable approval of TWC. MetaSolv shall make reasonable, good faith and timely efforts to Fix such recurring Incident in accordance with its action plan. MetaSolv's obligation to Fix recurring Incidents is in addition to its obligation to Fix nonrecurring Incidents in accordance with this Article, and nothing contained in this Section shall relieve MetaSolv of such obligations. Where MetaSolv correctly concludes and informs in writing TWC that a recurring Incident reported by TWC under this Section is attributable to a Non-Programming Error, or is otherwise not attributable to an error or failure in the Software or User Manuals and Information, and where TWC nevertheless requires the root cause analysis to be performed, then MetaSolv may require a Services Order to be signed on a time and materials basis under the Customer Support Program, at the rates specified in the Software Development Agreement, before proceeding. If such root cause analysis correctly confirms that the recurring Incident is attributable to a Non-Programming Error, or is otherwise not attributable to an error or failure in the Software or User Manuals and Information, then TWC shall pay the time and materials fees as specified in the Services Order.

  2.11 Additional User Manuals and Information. MetaSolv shall provide with each Update such User Manuals and Information as are necessary for the installation of the Update and the effective operation and use of the Software following the installation of the Update.

  2.12 Status Review Meetings. During the term of this Schedule, MetaSolv shall inform TWC on a monthly basis, or on a more frequent basis if reasonably requested by TWC, of the status of the Services being provided hereunder, the resolution of any Incidents reported by TWC, and such other matters as TWC may reasonably require from time to time.

  2.13 Disaster Recovery Plan and Business Continuity Procedures. TWC and MetaSolv have identified by mutual agreement, and MetaSolv shall implement and

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

    keep in effect, a disaster recovery plan covering MetaSolv's operations under this Schedule. MetaSolv represents and warrants that the Software and related User Manuals and Information will sufficiently describe the Software and its attributes to support the design and implementation of a disaster recovery plan and business continuity procedures by persons reasonably experienced in disaster recovery and business continuity planning for information technology systems, considering the following criteria: documented disaster recovery/contingency plans, backup power for critical systems, established backup cycles for critical records, safe and secure storage for confidential information and/or records, off-site storage for backups to ensure restoration capability, detailed callout and escalation lists for support and management personnel, adequate protection from environmental problems, documented procedures to respond to and recover from common local environmental problems, redundancies in equipment and procedures for the transfer of data and use of equipment at an alternative facility, and such other areas as deemed necessary by TWC. MetaSolv does not represent itself to be expert in such disaster recovery or business continuity planning. Any consulting services provided by MetaSolv concerning the attributes of the Software in relation to such a project, other than in response to Incidents as defined in this Schedule, would be considered "Additional Services" under Section 2.14 below.

    2.14 Additional Services. Any services provided in addition to the Services ("Additional Services") will be billed to TWC at the rates for such services as set forth in the Software Development Agreement. Additional Services will not be provided unless agreed to in writing by both parties.

    2.15 Non-Application to Developments. This Schedule applies to the Software, as such term is defined in the Software License Agreement; and not to Developments, as such term is defined in the Software Development Agreement, prior to the Final Acceptance of such Developments in accordance with the terms of the Software Development Agreement. The cost, if any, of what would otherwise be Updates relating to Developments prior to Final Acceptance, and the installation thereof, shall be as set forth in a Statement of Work in the Software Development Agreement.

 3. SUPPORT LEVELS:

    3.1 Responsibilities. TWC shall be responsible for providing Tier 1 and Tier 2 Support with respect to the Software. MetaSolv shall be responsible for providing Tier 3 Support. MetaSolv's Tier 3 Support shall be provided to a single point of contact (or one or more designated alternatives) as specified from time to time in writing by TWC.

3.2 Failure to Provide Tier 1 and Tier 2 Support.

   (a) It is the intention of the parties that by proper performance of Tier 1 and Tier 2 Support, TWC will limit the number of Non-Programming Errors reported by TWC to MetaSolv as Incidents pursuant to this Schedule. MetaSolv shall monitor and provide monthly reports to TWC setting forth the total number of Incidents reported to MetaSolv during each calendar month, broken down between Critical and High severity level Incidents and Medium and Low severity level Incidents, the number of such Incidents which were Non-Programming Errors and whether the month was a Deficient Month (as defined herein). Such report shall be provided for each calendar month no later than five days after the last day of such month.

   (b) The parties shall track each [*] or [*] level Incident reported by TWC in each calendar month to determine the number of Defective Incidents reported in such month. MetaSolv shall promptly notify TWC whenever MetaSolv has formed a reasonable belief that a reported Incident is a Defective Incident. MetaSolv shall be entitled to charge TWC on a time and materials basis at the rates set forth in the Software Development Agreement for time spent by MetaSolv in connection with the investigation and repair of [*] Defective Incidents in any calendar month. Such charges shall apply only with respect to Defective Incidents which are reported by TWC after TWC has received notice of what proves to be the [*] Defective Incident reported by TWC in the calendar month. Notwithstanding the foregoing, MetaSolv shall not charge TWC for the first man-hour spent by MetaSolv in the investigation and repair of any Defective Incident. In addition, charges shall not commence with respect to a Defective Incident until such time as MetaSolv has notified TWC that it has formed a reasonable belief that the reported Incident is a Defective Incident. Charges shall continue to accrue with respect to any such Incident unless and until such time as TWC notifies MetaSolv to cease working on such Incident. In no event will TWC be charged with respect to an Incident which is not a Defective Incident.

   (c) If there are [*] Deficient Months in any period of [*], MetaSolv may declare, by written notice to TWC, a Tier 1/Tier 2 Support Failure. Following the declaration of a Tier 1/Tier 2 Support Failure, MetaSolv shall be entitled to charge TWC on a time and materials basis at the rates set forth in the Software Development Agreement for all time spent in connection with the investigation and repair of all Defective Incidents. If MetaSolv declares a Tier 1/Tier 2 Support Failure and a second Tier 1/Tier 2 Support Failure occurs within [*] thereafter (provided that none of the Deficient Months which were considered in determining the first Tier 1/Tier 2 Support Failure shall be considered in determining the second Tier 1/Tier 2 Support Failure ) then MetaSolv may declare, by written notice to TWC, a Second Tier 1/Tier 2 Support Failure. Following the declaration of a Second Tier 1/Tier 2 Support Failure, MetaSolv shall be entitled to charge TWC on a time and materials basis at two times the rates set forth in the Software Development Agreement for all time spent in connection with the investigation and repair of all Defective Incidents. Following the declaration of
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

   a Tier 1/Tier 2 Support Failure, MetaSolv may continue to invoice TWC for Incidents at the rates specified herein until such time as there have been [*], after which MetaSolv shall no longer be entitled to charge for such services pursuant to this Section 3.2(c) unless and until another Tier 1/Tier 2 Support Failure is declared.

   (d) For purposes of this Agreement, a calendar month shall be a "Deficient Month" if TWC reports more than [*] Defective Incidents in such month and the number of Defective Incidents reported to MetaSolv during the month exceeds the Triggering Number (as defined herein). For purposes of this Section, the "Triggering Number" for any calendar month shall be a percentage of the Incidents reported as [*] severity level Incidents during such month, determined as follows: (i) if any day of the calendar month is within [*] after the Acceptance of Final Report for Pilot (Key Deliverable #8) as described in the Original Statement of Work, or is within [*] after the implementation of a major release of the Software (that being a release designated by a change either to the left of the decimal point, such as from
   3.4 to 4.0, or by a change in the number immediately to the right of the decimal point, such as from 3.2 to 3.3), then the Triggering Number shall be [*] of the Incidents reported to MetaSolv as [*] severity level Incidents during the month; (ii) if subparagraph (i) does not apply, but any day of the calendar month is within [*] after the Acceptance of Final Report for Pilot (Key Deliverable #8) as described in the Original Statement of Work, then the Triggering Number shall be [*] of the Incidents reported to MetaSolv as [*] severity level Incidents during the month; and (iii) if neither subparagraph
   (i) nor subparagraph (ii) apply, then the Triggering Number shall be [*] of the Incidents reported to MetaSolv as [*] severity level Incidents during the month.

   (e) Section 3.2(b) shall not apply during any period in which a Tier 1/Tier 2 Support Failure is in effect, and any charge to TWC in connection with a Defective Incident reported during any such period shall be determined pursuant to Section 3.2(c). This Section 3.2 sets forth the exclusive remedies available to MetaSolv with respect to a failure by TWC to properly perform Tier 1 and Tier 2 Support.

   3.3 Exclusion for Non-Programming Errors. MetaSolv shall not be responsible for correcting Incidents that MetaSolv can demonstrate result from Non-Programming Errors. Upon request, MetaSolv shall assist TWC in correcting Incidents which result from Non-Programming Errors on a time and materials basis at the rates set forth in the Software Development Agreement.

4. TERM:

   4.1 Term and Availability of Services. The term of this Schedule shall commence upon the execution of the Master Agreement and shall continue in effect so long as

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

   TWC continues to pay the Annual Support Fee (as such term is defined in Section 5.1), subject to earlier termination as set forth in Articles 5, 6 or 31 of the Master Agreement. MetaSolv shall make the Services available to TWC, at TWC's option, prior to and during the Fixed Price Support Period in accordance with the terms and conditions of this Schedule. After the Fixed Price Support Period, MetaSolv shall make the Services available to TWC, at TWC's option, in accordance with the terms and conditions of this Schedule so long as (a) TWC's license for the Software (as such term is defined in the Software License Agreement) remains in effect and (b) MetaSolv offers maintenance and support services (such as software installation, maintenance, training, evaluation or consultation) generally to its TBS product end-user customers, and provided that this Schedule has not been previously terminated by MetaSolv pursuant to Articles 6 or 31 of the Master Agreement.

   4.2 Reinstatement of Services. If TWC elects to terminate this Schedule and subsequently requests that MetaSolv again provide the Services at a time when MetaSolv still offers maintenance and support services generally to its TBS product end-user customers, then MetaSolv shall commence providing the Services upon TWC's payment to MetaSolv of (y) the then current Annual Support Fee, plus a reinstatement fee equal to the amount that TWC would have paid for maintenance support fees under this Schedule during the period of time in which TWC was not receiving such Services. Upon reinstatement of the Services, MetaSolv shall provide all Updates to TWC that were released during the period in which the Services were not being provided to TWC by MetaSolv. If additional Services outside of MetaSolv's then standard Maintenance Support program are required to effect the implementation of then current Updates, TWC shall pay MetaSolv for such additional Services on a time and materials basis at the rates set forth in the Software Development Agreement.

5. FEES AND CHARGES:

   5.1 Fees. The Services described herein shall be provided at no additional charge during the Warranty Period. Upon expiration of the Warranty Period, in consideration of the Services, TWC shall pay to MetaSolv an "Annual Support Fee" as follows:

   (a) During the Fixed Price Support Period, the Annual Support Fee shall be [*], subject, however, to adjustment in accordance with Section 5.1(b). [*]

   (b) Software component licenses purchased by TWC in addition to (i) the initial order described in Schedule 1 of the Software License Agreement, and

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

   (ii) Developments as described in the Software Development Agreement, shall be eligible for maintenance and support pursuant to this Schedule. MetaSolv shall provide support for such additional software at no additional charge during the Warranty Period for such software. Thereafter, the Annual Support Fee under this Schedule with respect to such additional software, commencing upon the expiration of the warranty period for such additional software, shall be [*] of the license fees for such additional software, reduced proportionately to reflect a partial year of coverage. The Annual Support Fees for such additional software shall not increase to greater than [*] of the license fees for such additional software during the Fixed Price Support Period. The term "Software component licenses" as used in this Section 5.1(b) does not include additional Named User licenses.

   (c) MetaSolv may increase the total aggregate Annual Support Fees payable under this Agreement for each annual support period beginning after the Fixed Price Support Period by the greater of (i) [*] of the license fees paid with respect to additional Named User licenses purchased by TWC during the prior annual support period (provided, however, that for the first annual support period beginning after the Fixed Price Support Period, the maximum increase under this item (c)(i) may be up to [*] of the license fees paid with respect to additional Named User licenses purchased by TWC during the entire Fixed Price Support Period) and (ii) the percentage increase in the [*] over the immediately preceding annual support period.

   5.2 Invoicing. Subject to Section 12.3 of the Software Development Agreement, MetaSolv shall invoice TWC annually on a calendar year basis, in advance not more than 30 days prior to the initial three annual support periods, and within 30 days after the commencement of each annual support period thereafter, and TWC shall timely pay such invoices in accordance with the Master Agreement. Invoices for periods of less than one year of Services caused by normalizing the applicable annual support period to a calendar year billing schedule shall reflect the pro-rata amount of such Annual Support Fee.

   5.3 [*]

6. TERMS AND CONDITIONS OF SERVICE: MetaSolv's obligations to provide the Services shall not be voided by TWC's modification of the Software or combination of the Software with other software or equipment outside of the Designated Operating Environment so long as MetaSolv can reasonably discharge its obligations either

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

(a) without a material increase in time or cost notwithstanding such modifications or combinations or, (b) following their removal by TWC. This Schedule shall not apply with respect to modifications made to the Software by TWC, including but not limited to those following TWC's exercise of its right to acquire a source code license to the Software, except as specifically agreed by MetaSolv in writing.

7. API INFORMATION: Promptly upon TWC's request, which may be made at any time and from time to time during the term of this Schedule, MetaSolv shall provide TWC or one or more third parties designated by TWC with such information (the "API Information") regarding interface specifications and protocols for the Software as is necessary or desirable for TWC or such third party to design, develop and implement applications programming interfaces between the Software and other software applications. It is the intention of the parties that MetaSolv shall provide such information as is necessary to develop such applications programming interfaces between the Software and third party software applications, but not to modify the functionality of the Software itself. MetaSolv hereby grants to TWC a non-exclusive, irrevocable, perpetual, fully-transferable, royalty-free license, to use, copy, disclose and modify such API Information for the limited purpose of designing, developing, implementing and maintaining applications programming interfaces between the Software and other software applications, solely for TWC's and its Affiliates' internal use, and otherwise under the license restrictions for Software under the Software License Agreement. During the term of this Schedule, upon request from TWC, MetaSolv shall provide technical support and consultation to assist TWC and third parties in understanding and applying the API Information. Such technical support and consultation shall be provided at the rates specified in the Software Development Agreement. Upon request, MetaSolv shall negotiate in good faith with TWC as to whether and in what manner MetaSolv itself would develop applications programming interfaces as identified by TWC at such rates. Such development by MetaSolv would be conducted pursuant to such terms and conditions as mutually agreed upon by TWC and MetaSolv, which terms and conditions would be substantially similar to those set forth in the Software Development Agreement. Such negotiations would include whether MetaSolv would support the applications programming interfaces developed by it in future releases of the Software.

8. WARRANTIES:

   8.1 Services Warranties. MetaSolv warrants that the Services shall consist of reasonable, timely efforts to cause the Software to conform in all material respects to the warranties and requirements set forth in the Master Agreement, including all Schedules thereto, and the Documentation. MetaSolv warrants that the Services shall be performed in a professional manner in accordance with generally prevailing or higher standards in the industry, and in accordance with this Schedule and the Master Agreement. The Services shall conform in all material respects to the requirements of this Schedule. MetaSolv shall use a sufficient number of qualified and skilled personnel to perform the Services in accordance with this Schedule and the Master Agreement.

    8.2 THE WARRANTIES CONTAINED IN THIS SCHEDULE, THE MASTER AGREEMENT, AND ALL OF THE SCHEDULES THERETO, ARE EXCLUSIVE. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

9. CRITICAL AND HIGH INCIDENT MANAGEMENT PROCESS; RELATION TO ACCEPTANCE: Where definitions of Acceptance Criteria under Schedules 1 and 2 of the Master Agreement require that no Critical or High level Incidents remain open, MetaSolv shall be required to meet such Acceptance Criteria as stated, and not merely by assigning resources and following management processes in conformity with this Schedule and the Customer Support Program.

10. LIQUIDATED DAMAGES:

    10.1 Deadlines for Bypass or Fix. If MetaSolv fails to provide a reasonably effective Bypass or Fix to one or more [*] severity level Incidents within [*], in the case of a [*] severity level Incident, or [*], in the case of a [*] severity level Incident, after receiving notice from TWC of such Incident in accordance with Section 2.3, together with all support required pursuant to Section 2.3 and all information reasonably required by the Customer Support Program, then MetaSolv shall provide credits to TWC as liquidated damages in accordance with the following schedule for each day or portion thereof after such [*] period, as the case may be, until MetaSolv provides a reasonably effective Bypass or Fix to such [*] severity level
    Incident:

                                      [*]

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

    Notwithstanding the preceding table, the maximum amount of credits which TWC may accrue in any support period shall not exceed [*] of the Annual Support Fee charged for such period. For purposes of the preceding sentence the Warranty Period shall be included within the first annual support period. In addition, notwithstanding anything in this Schedule to the contrary, no liquidated damages shall accrue under this Section 10.1 with respect to any day which is in a Deficient Month as determined under Section 3(d) above. MetaSolv acknowledges that the credits available to TWC hereunder are (a) liquidated damages, and not a penalty, and (b) reasonable and not disproportionate to the presumed damages to TWC in lost revenues and profits from a failure by MetaSolv to correct a Critical or High severity level Incident within [*]. TWC may offset the liquidated damage against unpaid Annual Support Fees as they become payable hereunder. The amount of any credits which have not been used prior to the termination of this Schedule may be applied by TWC against the purchase price of a Source Code license in accordance with Schedule 1 no later than [*] after such termination. Provided that MetaSolv has exercised diligent, good faith, reasonable and timely efforts to provide the Services in accordance with this Schedule and the Customer Support Program, TWC shall not be entitled to recover any further losses, damages or expenses incurred by TWC as a result of a failure by MetaSolv to timely provide a reasonably effective Bypass or Fix to one or more [*] severity level Incidents. TWC's right to receive liquidated damages under this Schedule shall in no way affect TWC's right to terminate this Schedule or the Master Agreement, or any portion hereof or thereof, and to receive a refund of the pro-rata unearned portion for that year of any pre-paid Annual Support Fee. Upon termination of this Schedule by TWC, MetaSolv shall be relieved of its obligation to pay liquidated damages which might have accrued following the date of termination.

    10.2 Access to Source Code. If MetaSolv fails to provide a reasonably effective Bypass or Fix to one or more [*] severity level Incidents within [*] after receiving notice from TWC of such Incident together with all information reasonably required by the Customer Support Program, then, in addition to the liquidated damages remedy set forth in Section 10.1, TWC shall be entitled to access the Source Code for the Software, without charge, in accordance with the Source Code Escrow Agreement established pursuant to the Software License Agreement. Such access shall be for the limited purpose of developing a Fix to any such [*] severity level Incident, and once such a Fix has been developed, tested and implemented, either by TWC or by MetaSolv, TWC shall return the Source Code and all copies thereof and materials relating thereto to the escrow agent. In accordance with
    Article 6, this Schedule shall not apply with respect to future support and maintenance of any Fix provided by TWC after accessing the Source Code in accordance with this Section; provided, however, that unless MetaSolv agrees to provide support and maintenance for such Fix in accordance with this Schedule, MetaSolv shall remain responsible for providing its own Fix for such Incident, which Fix shall be supported in accordance with this Schedule.


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

11. ORDER OF PRECEDENCE: If there is an inconsistency or conflict in the terms or provisions contained in this Schedule and the Customer Support Program, then the terms and provisions of this Schedule shall control.

12. SURVIVAL: The first sentence of Section 2.13, Sections 4.2 and 10.1 (with respect to liquidated damages accrued prior to a termination) and Articles 8, 9, 11 and 13 shall survive the completion, expiration, termination or cancellation of this Schedule.

13. ENTIRE AGREEMENT: This Schedule, together with the Master Agreement and all Orders, Statements of Work, exhibits and attachments hereto shall constitute the entire agreement between the parties with respect to the subject matter of this Schedule.

14. EXHIBITS:  The following is a list of Exhibits attached to this Schedule:

      Exhibit A - Customer Support Program



The parties intending to be legally bound have caused this Schedule to be executed by their duly authorized representatives.


Time Warner Communications                  MetaSolv Software, Inc.
   Holdings, Inc.


/s/ Stephen A. McPhie                        /s/ Michael J. Watters
__________________________________          __________________________________
(Authorized Signature)                      (Authorized Signature)


 Stephen A. McPhie                            Michael J. Watters
__________________________________          __________________________________
(Print or Type Name of Signatory)           (Print or Type Name of Signatory)


 President                                    Chief Executive Officer
__________________________________          __________________________________
(Title)                                     (Title)


 May 7, 1998                                  May 15, 1998
__________________________________          __________________________________
(Execution Date)                            (Execution Date)

                                   EXHIBIT A

                                      TO

                  SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT
                  ------------------------------------------


                       MetaSolv Customer Support Program

                        [LOGO OF METASOLV APPEARS HERE]


                                 MetaSolv(R)
                                   Software


                            MetaSolv Software, Inc.
                           Customer Support Program

________________________________________________________________________________
MetaSolv Software Confidential     05/06/98
                        (C)1998 MetaSolv Software, Inc.

                               Table of Contents

Section 1:   Customer Support Overview....................................  3
             Customer Service Support Center..............................  3
             Definitions..................................................  5
             Issue Categorization.........................................  7

Section 2:   Issue Management Process.....................................  8
             Issue Reporting Procedures...................................  8
             Determine Priority...........................................  9

Section 3:   Critical and High Incident Management........................ 11

Section 4:   Incident Resolution Management............................... 12

Section 5:   Enhancement Management Process............................... 13

Appendix A:  Warranty and Contract Disclaimer............................. 14

Section 1:  Customer Support Overview

Introduction

At MetaSolv, our goal is to deliver telecommunications software which meets or exceeds established standards of performance, quality and protocol required to achieve our customer's business objectives. In order to meet customer satisfaction objectives, MetaSolv has designed and implemented a Customer Support Program.

The purpose of this document is to clarify MetaSolv's support services and processes; and each organization's responsibilities for managing to these processes. (See also the Warranty and Contract Disclaimer at the end of this brochure.)

Customer Service Support Center

A Customer Service Support Center has been established at MetaSolv to facilitate the reporting, tracking and resolution of Issues which relate to MetaSolv's software products. A (1-888) hotline has been installed for the customer's convenience and is staffed Monday through Friday, 7:00 a.m. to 6:00 p.m. (Central Standard Time).

After-hours, weekend and holiday support services are available on a time and materials basis and must be scheduled through the Customer Support Service Center.

MetaSolv's objective is to insure that, during normal working hours, dedicated LEVEL 1 support specialists will be available to answer customer calls. Customers should expect that, on average, no more than 2% of all incoming calls reach voice mail in lieu of a support specialist. In the event a call reaches voice mail during regular working hours, the customer should normally expect a return call in 15 minutes or less.

MetaSolv Contact Numbers

     MetaSolv Customer Service Hotline            (888) 884-7686
     MetaSolv Software Fax                        (972) 403-8333
     MetaSolv Customer Service EMail Address      techsupp@metasolv.com

All Issues pertaining to software should be reported through any of these methods.

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

Customer Contact Personnel
--------------------------

Under MetaSolv's Customer Support Program, the customer designates, in writing, a single point of contact within the Customer organization. Any changes to the point of contact, and also a backup point of contact, should also be in writing to MetaSolv. We recommend that the customers single maintenance contact become expert in the MetaSolv applications and their business uses, and MetaSolv offers training in its products to support that goal.

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

Definitions

Application Support -  Process of answering questions for the customer which relate to the use of the software from a business perspective. Application Support under this Program is not designed to take the place of customer training and experience, whether in the use of software or in the business practices that are the subject matter of the software.

Bug  -                 Same as "Incident", below.

Critical -             Priority assigned to an Incident that indicates the
                       customer cannot perform normal business functions - "I can't do my job!" (See also the discussion of this priority under the topic Determine Priority, within.)

Enhancement -          Request for MetaSolv to add new functionality to specific
                       software. Request may come from a customer or from a MetaSolv product manager.

High - a) Priority assigned to an Incident which has a material impact on the customer's ability to effectively perform daily business activities, but, does not prevent the performance of these duties.
                       b) A priority assigned to Enhancements which are of major importance to a customer due to an industry standard or regulatory change. (See also the discussion of this priority under the topic Determine Priority, within.)

Incident -             Reproducible situation where application software does
                       not operate as defined in the system documentation or does not meet the requirements defined within the functional specification. (Same as "Bug")

Issue - For the purposes of MetaSolv Customer Support, an Issue is either an Incident, an Enhancement or a request for non-bug related Application Support.

Low - Priority assigned to an Incident or Enhancement which the customers and/or MetaSolv would like to correct or add to the software but do not have a serious impact on the overall effectiveness of the application - either positive or negative. (See also the discussion of this priority under the topic Determine Priority, within.)

Medium - Priority assigned to an Incident which has a work-around or which is a major cosmetic error, and that does not materially impact the customer's normal business operations. (See also the discussion of this priority under the topic Determine Priority, within.)

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

Issue Categorization

Issues will be categorized as either Application Support (how-to), an Incident
(bug), or an Enhancement. In addition to category, an Incident or an Enhancement will be assigned a priority level based on it's category, and based on the impact to the customer's ability to perform normal business functions. These priorities are Critical (for Incidents), High (for Incidents and Enhancements), Medium (for Incidents) and Low (for Incidents and Enhancements).

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

Section 2:  Issue Management Process

Issue Reporting Procedures

When an Issue is identified, the following procedure will be followed:

1. The customer should report the Issue by either calling the MetaSolv Customer Service Hotline at (888) 884-7686; sending a fax or an EMail.

2. When reporting the Issue, provide as much of the following information as possible:

Detailed description of the problem. Include screen prints, data entered and windows involved.

 .  Category of Issue - Incident, Enhancement, Application Support.
 .  Version of software affected by the Issue (i.e. Release 2.55, 3.00.....)
 .  What area of your business function is affected by the problem?  Are additional areas of the application affected by this Issue?
 .  What is the impact to daily business - Critical, High, Medium or Low. (See also the topic Determine Priority, and related Note, below.)
 . If the Issue appears to be an INCIDENT, provide all of the above and copies of error messages, indications, user ID's, window names, expected results and actual results, etc.
 .  If the Issue is a request for APPLICATION SUPPORT, a detailed description of the type of support requested is required and an executed service order.
 . If the Issue is an ENHANCEMENT, provide a detailed description of the requested change, including window names, expected results and sample information.

1. Issues reported to the MetaSolv Customer Service Support Center will be logged into the MetaSolv Customer Tracking system. The Issue number will be given to the customer for future reference.

2. Confirmation Process. MetaSolv's Customer Service Support Center will seek to confirm any Incident by reproducing it within MetaSolv's own test environment, and may require the customer's support to reproduce the Incident within the customer's own environment. Customers will assist in this process by responding to MetaSolv's reasonable requests for information and for related technical support required to reproduce the Incident and isolate it causes. If MetaSolv correctly concludes, and informs the customer, that the reported Incident is not attributable to an error or defect in the software, then MetaSolv may require the customer's agreement to be billed on a time and materials basis before proceeding to further analysis and support on the reported Issue.

3. Changes in the situation should be reported to the MetaSolv Customer Service Support Center. Examples would be the problem's symptoms change or the impact has changed.

4. Based on the category and priority of the Issue, the customer can expect regular status reports, as defined in this document, during the resolution process.

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

Determine Priority

Priorities are assigned by MetaSolv for all Issues which are Incidents. These priorities are based on how the Incident affects the customer's ability to continue to perform normal business activities managed or supported by the software. Each Incident will fall into one of four classifications:

1. Critical - Requires immediate or same day action. These Incidents are assigned to MetaSolv personnel for research and resolution as soon as they have been reported. Incidents placed in this classification meet at least one of the following conditions:

 . The Incident prevents the application from functioning, or . The Incident prevents user access to a system, or . The Incident prevents the user from doing specific job functions, or . The Incident prevents the timely creation of output or creates output with significant errors.

1. High - Requires short term resolution. Resolution schedules for these Incidents will be developed and reported to the customer. The Incidents placed in this classification meet at least one of the following conditions:

 .  It is serious in nature and there is no work-around within the application,
   or
 .  The work-around is cumbersome, or
 . The Incident affects all MetaSolv customers, or . The Incident or a requested Enhancement is the result of a change in industry standard or a regulatory change  (i.e. OBF).

AND:

 .  The Incident does not prevent the application from functioning.
 .  The Incident does not prevent the user from access to the system.
 .  The user is not prevented from continuing normal, business activities.

1. Medium - Medium Incidents are reviewed monthly and ranked for inclusion in future releases. Medium Incidents not scheduled may be corrected if they can be included in a planned release or an interim production fix. Incidents placed in this category do not meet Critical or High criteria, but meet one or more of the following:

 .  It is a bug, however, a work-around exists which does not seriously impact the customer's performance.
 .  The Incident has been reported by the majority of the customers
 . It is a serious cosmetic error but does not jeopardize the integrity of the application nor impact the customer's ability to use the software as required.

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

1. Low - Low Incidents are reviewed quarterly and ranked for inclusion in future releases. Low Incidents not scheduled may be corrected if they can be included in a planned release. Incidents placed in this classification do not meet Critical, High or Medium criteria, but meet one or more of the following:

 . The Incident has been reported by the majority of the customers. . Minor cosmetic errors -may be considered for a future release.

NOTE: The prioritization of all Incidents and development schedules is set by MetaSolv. At the customer's request, an Incident's priority can be reviewed for accelerated resolution or escalation, if the customer's business environment has changed.

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

Section 3:  Critical and High Incident Management Process

After the initial information processing common to all Incidents has been completed, the following process will be used to resolve Incidents.

Critical

If an Incident is considered Critical, resources will be immediately assigned to the Incident and not removed until the customer can resume normal business activities, either through a software fix, work-around or advanced Application Support.

If the short-term resolution is a work-around, a schedule for the software fix will be developed and reported to the customer.

For all Critical Incidents, the customer will receive, at a minimum, a daily report on the status of the resolution until the customer has resumed normal business activities. More frequent status reviews may be scheduled if required by the situation.

High

If the Incident is considered High, resources will immediately be assigned to the Incident for review. If it is determined the only resolution is a software fix, it will be added to the development schedule for the specific release. Whenever practical, an interim release will be sent to the customer which will include the software fix.

If a work-around exists, or the software fix is highly complex, new software may not be delivered to the customer until the next general software release.

For all High Incidents, the customer will receive, at a minimum, a weekly report on the status of the resolution. If a work-around exists and the resolution is to be deferred to the next general release of the software, this will be reported to the customer and no further status reporting on this item will occur unless there are changes to the release schedule.

Section 4:  Incident Resolution Management

Resolution

MetaSolv Customer Service, working with the client, will establish the criteria that determines whether an Incident can be considered "resolved" or "closed".

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

Perform the required software changes necessary to implement the solution. Update system documentation as required.
Create installation instructions for the customer, if required.
MetaSolv perform Quality Assurance Test on all deliverables.
Deliver software to customer.

Testing

Customer testing is required to determine if the solution has resolved the Incident as defined.

Discrepancies or new "bugs" discovered should be reported to MetaSolv as a problem associated with the original Incident number.

Document

MetaSolv Customer Service will ensure that the resolution and actions taken are completely documented in the Incident management system for future "searches" and statistical reporting.

Appropriate software documentation will be revised as required to document software changes.

Reporting

An electronic report will be produced monthly which will list all the customer's new and unresolved open Incidents and any status changes since the last report. The report will also list all Issues which have been resolved since the last report.

Critical and High Issues in process will be reported on daily and/or weekly. Depending upon the nature of the Issue, this report may be a conference call, electronic memo or on-site meeting, as mutually agreed upon by MetaSolv and the customer.

Onsite Support

 . Onsite support is rarely necessary under the Customer Support program, nut is provided by MetaSolv if necessary to correct a defect or error in the software. If MetaSolv correctly concludes, and informs the customer, that a reported Incident is not attributable to an error or defect in the software, then MetaSolv may require a Services Order to be signed on a time and materials basis before proceeding to any onsite support activities or other further analysis and support concerning the reported Issue.

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

Section 5:  Enhancement Management Process

If the customer requests an Enhancement to the software, the following steps will be performed:

Define Enhancement

MetaSolv Customer Service will work with the client to clearly define the proposed Enhancement. A detailed functional specification is required to enable MetaSolv to accurately prepare the development plan and cost estimate. MetaSolv may require a signed Service Order to support time and materials billing for Enhancement definition work.

If an Enhancement has been requested by other customers, it will be reported to the User Group and MetaSolv Product Managers as having multiple sponsors.

Priority

Each Enhancement will receive a priority of High or Low, as designated by the customer. Enhancement requests not scheduled by MetaSolv for inclusion in the next release will be presented to the User Group for ranking. Every effort will be made by MetaSolv to include the five highest ranked in the next scheduled software release.

1. High - Requester requires this Enhancement due to changes in industry standards or regulatory requirements. The Enhancements in this category which are approved, either as items required by all customers or a custom Enhancement for an individual organization, will be included in the next scheduled software release.

     With MetaSolv management approval, some custom Enhancements may generate an interim release based on industry or customer business requirements.

2. Low - User Group Ranking will determine whether it will be included in the next scheduled release or deferred. Minor Enhancements may also be considered for inclusion in a future release.

What You Can Expect

MetaSolv may find that certain efficiencies can be gained by combining multiple Enhancements, regardless of priority. Also, Low Enhancements may be included even if not selected by the user group if they apply to an application scheduled for revision.

A monthly New and Open Enhancement Requests Report will be produced. The report will indicate whether the Enhancement has been approved or declined. If declined, the request will be archived, and no longer appear on future reports.

If an Enhancement request is declined, the customer can request a custom solution, to be paid for by the customer on a time and materials basis. However, MetaSolv is under no obligation to develop custom solutions which do not meet current product or industry standards.

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